Exhibit 10.43

EXECUTION VERSION
MASTER ACCOUNTS RECEIVABLE PURCHASE AGREEMENT
among
ZEBRA TECHNOLOGIES EUROPE LIMITED
and any affiliates thereof that become parties hereto from time to time, as Sellers,
ZEBRA TECHNOLOGIES CORPORATION, as Guarantor,
and
MUFG BANK, LTD., as Purchaser
Dated as of December 19, 2018

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Table of Contents

SECTION 7.    OTHER INFORMATION; SELLERS’ BOOKS AND RECORDS; INSPECTION;

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Schedule A     Approved Obligors
Schedule B     UCC and Other Perfection Information
Schedule C     Electronic Services Schedule
Exhibit A     Form of Purchase Request
Exhibit B     Form of Servicing Report
Exhibit C     Form of Reconciliation Report

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MASTER ACCOUNTS RECEIVABLE PURCHASE AGREEMENT
MASTER ACCOUNTS RECEIVABLE PURCHASE AGREEMENT, dated as of December 19, 2018 (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”), among Zebra Technologies Europe Limited, an English private company limited by shares (“Seller A”), each affiliate of Seller A that at any time after the date hereof becomes a party hereto as a seller in the sole and absolute discretion of the Purchaser (as hereinafter defined) (each, an “Additional Seller”; and, together with Seller A , each, a “Seller”, and collectively, the “Sellers”), Zebra Technologies Corporation, a Delaware corporation (the “Guarantor”), and MUFG Bank, Ltd. (the “Purchaser”).
RECITAL:
From time to time during the term hereof, each Seller may sell accounts receivable to the Purchaser, and the Purchaser may in its sole discretion agree to purchase such accounts receivable from such Seller, in each case, on the terms and conditions set forth in this Agreement.
SECTION 1.    DEFINITIONS AND INTERPRETATION.
Section 1.1. Definitions. In this Agreement, the following terms shall have the meanings ascribed thereto:
“Account Control Agreement” means a deposit account control agreement with respect to a Seller Account, in form and substance satisfactory to the parties thereto, among the applicable Seller (in its capacity as owner of such Seller Account), the Purchaser (in its capacity as the Purchaser and secured party) and the applicable depository institution, as such agreement may be amended, modified or supplemented from time to time by agreement of such parties.
“Actual Adjustment Amount” means with respect to any Purchased Receivable all Adjustments (including Disputes) related to such Purchased Receivable, other than Adjustments taken into account in determining the Purchase Price of such Purchased Receivable as of the Purchase Date.
“Additional Seller” as defined in the preamble hereto.
“Adjustment” means, with respect to any Receivable, any discount, adjustment, deduction, or reduction that would have the effect of reducing the amount of part or all of such Receivable.
“Adjustment Reserve” means, with respect to any Purchased Receivable on its Purchase Date, an amount equal to its Net Face Value multiplied by the Approved Obligor Adjustment Rate of the Obligor thereof. For the avoidance of doubt, for any Obligor that has an Approved Obligor Adjustment Rate of 0%, the Adjustment Reserve relating to Receivables of such Obligor shall be $0.
“Adjustment Reserve Deficit” as defined in Section 2.2(b).
“Adjustment Reserve Deficit Payment Date” means, with respect to a Purchased Receivable for which there is an Adjustment Reserve Deficit, the earlier of (x) the Collection Date with respect to such Receivable, or (y) the 60th calendar day after the Invoice Due Date thereof.
“Adjustment Reserve Payment” as defined in Section 2.2(a).

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“Adjustment Reserve Surplus” as defined in Section 2.2(b).
“Adjustment Reserve Surplus Payment Date” means, with respect to a Purchased Receivable for which there is an Adjustment Reserve Surplus, the Collection Date with respect to such Receivable; provided that if the Collection Date with respect to such Receivable does not occur solely as a result of an Insolvency Event of the Obligor thereof or the financial inability of such Obligor to pay such Purchased Receivable, Adjustment Reserve Surplus Payment Date shall mean the date after the Invoice Due Date of such Receivable on which the Purchaser reasonably determines that all Adjustments (including Disputes) with respect to all outstanding Purchased Receivables have been determined.
“Adverse Claim” means any mortgage, collateral assignment, security interest, pledge, lien or other encumbrance securing any obligation of any Person or any other type of adverse claim or preferential arrangement having a similar effect (including any agreement to give any of the foregoing and any conditional sale or other title retention agreement), in each case other than as arising under this Agreement.
“Affiliate” means any Person controlling, controlled by or under common control with, a Seller.
“Agreement” as defined in the preamble hereto.
“Anti-Corruption Laws” means the Foreign Corrupt Practices Act of 1977, the UK Bribery Act of 2010, and the rules and regulations promulgated thereunder, and all other laws, rules, and regulations of any jurisdiction applicable to any Seller, the Guarantor or any of their respective Subsidiaries concerning or relating to bribery or corruption.
“Anti-Money Laundering Laws” means the PATRIOT Act, the Money Laundering Control Act of 1986, the Bank Secrecy Act, and the rules and regulations promulgated thereunder, and corresponding laws of the jurisdictions in which any Seller, the Guarantor or any of their respective Subsidiaries operates or in which the proceeds of any purchase of Receivables under this Agreement will be used.
“Applicable Cost of Funds” means:

(a)	with respect to any Receivable denominated in Euro, EURIBOR for a period equal to the Discount Period applicable to such Receivable determined as of two (2) Business Days prior to the applicable Purchase Date for such Receivable; and

(b)	with respect to any Receivable denominated in any other currency, such index rate and manner of determination as agreed to in writing by the relevant Seller and the Purchaser.
“Applicable Margin” means for each Approved Obligor, the rate per annum set forth under the heading “Applicable Margin” for such Approved Obligor on Schedule A, as adjusted from time to time as mutually agreed in writing by the Sellers and the Purchaser.
“Approved Obligor” means each Obligor listed on Schedule A, as such list may be amended from time to time to add or delete any Obligor as mutually agreed in writing by the Sellers and the Purchaser. “Approved Obligor Adjustment Rate” means, for each Approved Obligor, the percentage set forth under the heading “Approved Obligor Adjustment Rate” for such Approved Obligor on Schedule A, as adjusted from time to time, based on the dilution history of the Receivables of such Approved Obligor, as mutually agreed in writing by the applicable Seller and the Purchaser.

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“Approved Obligor Buffer Period” means for each Approved Obligor, the number of days mutually agreed to in writing by the Purchaser and the Sellers based on the payment history of the Receivables of such Approved Obligor, as adjusted from time to time, in each case by mutual agreement in writing by the Purchaser and the Sellers. Any such adjustment to the Approved Obligor Buffer Period for any Approved Obligor, once agreed to by the Purchaser and the Sellers, will be applicable for all purchases of Receivables hereunder due from such Approved Obligor made after the time of such adjustment. The initial Approved Obligor Buffer Period for each Approved Obligor is the number of days set forth under the heading “Initial Approved Obligor Buffer Period” for such Approved Obligor on Schedule A as such Schedule A is in effect on the date such Obligor first became an Approved Obligor.
“Approved Obligor Sublimit” means for each Approved Obligor, the amount set forth under the heading “Approved Obligor Sublimit” for such Approved Obligor on Schedule A, as adjusted from time to time as mutually agreed in writing by the Sellers and the Purchaser.
“Business Day” means a day on which banks are open for business in New York, London and Chicago and, with respect to (i) the determination of the Discount Rate with respect to any Receivable denominated in a currency for which the Applicable Cost of Funds is determined in a financial market located in a city other than any of the above cities and (ii) if applicable, the date of the offer to sell such Receivable, the Purchase Date for such Receivable and all dates of payment or repurchase or of turnover of Collections of or with respect to such Receivable, that is also a day on which banks are open for business in such other city (or, in the case of a Receivable denominated in Euro, that is also a TARGET Day).
“Certification of Beneficial Owner(s)” means a certificate in form and substance satisfactory to the Purchaser regarding beneficial ownership of a Seller or the Guarantor as required by the Customer Due Diligence Rule.
“Closing Date” means, subject to Section 8.1, the date of this Agreement.
“Collection Date” means, with respect to any Purchased Receivable, the date, following payment by or on behalf of the applicable Approved Obligor of Collections representing the final balance thereon (reflecting any Actual Adjustment Amount), on which all such Collections with respect to such Purchased Receivable have been received by the Purchaser, including (if applicable) the date on which such Purchased Receivable is repurchased in full pursuant to Section 11.
“Collections” means, with respect to any Purchased Receivable, all payments made on such Purchased Receivable and any other payments, receipts or recoveries received by or on behalf of a Seller with respect to such Purchased Receivable.
“Contract” means, with respect to any Receivable, the applicable contract or purchase order with respect to such Receivable between a Seller and the applicable Approved Obligor, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms hereof.
“Conversion Date” as defined in Section 13.20.
“Customer Due Diligence Rule” means 31 C.F.R. § 1010.230.

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“Designated Currency” means (i) with respect to Purchased Receivables of Seller A, Euros and (ii) with respect to Purchased Receivables of any Additional Seller, such currency as shall be agreed to in writing by such Seller and the Purchaser.
“Discount” means, with respect to any Receivable, the amount determined as the “Discount” in the calculation of the Purchase Price for such Receivable pursuant to Section 2.2.
“Discount Period” means, with respect to any Receivable, the number of days from (and including) the applicable Purchase Date of such Receivable to (but not including) the Settlement Date related to the Settlement Period in which the Maturity Date falls.
“Discount Rate” means, with respect to any Receivable, a rate per annum equal to the sum of (i) the Applicable Cost of Funds with respect to such Receivable, plus (ii) the Applicable Margin for the Obligor of such Receivable.
“Dispute” means, with respect to any Receivable, any Adjustments with respect to such Receivable (other than any Adjustments specifically taken into account in determining the Purchase Price for such Receivable), or any claim, offset, defense, counterclaim, discount, allowance, or warranty issue of any kind between a Seller and the applicable Approved Obligor (or any of their respective affiliates) relating to such Receivable, including, without limitation, any products liability claim arising out of or in connection with such Receivable.
“Dollar” and “$” means the lawful currency of the United States of America.
“English Law Receivable” means a Receivable governed by English Law or as to which the related Contract is governed by English Law.
“EURIBOR” means, with respect to a Receivable denominated in Euro, the rate (calculated on the basis of actual days elapsed over a 360-day year) equal to the interbank offered rate, as administered by the Banking Federation of the European Union (or any other Person that takes over the administration of such rate) for Euro appearing on the Reuters page that displays such rate (such page currently being the EURIBOR01 page) as of 11:00 a.m. (Brussels time) two (2) Business Days immediately preceding the related Purchase Date with respect to such Receivable for the period matching the Discount Period for such Receivable; provided, however, if the Discount Period for such Receivable does not match an available EURIBOR quotation, then the Purchaser shall determine EURIBOR for the purpose of such Discount Period by linear interpolation of the nearest two EURIBOR rates (one being shorter and the other being longer than such Discount Period). In the event that such rate does not appear on such page or service at such time, “EURIBOR” shall be determined by reference to such other comparable publicly available service for displaying the offered rate for deposits in Euro in the Euro interbank market as may be selected by the Purchaser and, in the absence of availability, such other method to determine such offered rate as may be selected by the Purchaser in consultation with Seller, consistent with then industry practices. Notwithstanding anything in this definition to the contrary, in the event that, pursuant to the above applicable sentence of this definition, EURIBOR with respect to a Receivable would be less than zero, then EURIBOR with respect to such Receivable shall be deemed to be zero for purposes of this Agreement.
“Euro” means the single currency of the Participating Member States.

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“Final Collection Date” means the Business Day following the termination of purchases under this Agreement on which all amounts to which the Purchaser shall be entitled in respect of Purchased Receivables and all other amounts owing to the Purchaser hereunder and under the other Purchase Documents are paid in full.
“GAAP” means United States generally accepted accounting principles in effect as of the date of determination thereof.
“Goods” means, with respect to any Receivable, those goods sold by a Seller to the applicable Approved Obligor and any related services provided by such Seller to such Approved Obligor pursuant to the applicable Contract.
“Governmental Authority” means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.
“Guarantor” as defined in the preamble hereto.
“Indemnified Liabilities” as defined in Section 13.1.
“Indemnified Party” as defined in Section 13.1.
“Insolvency Event” means, with respect to any Person, such Person (i) is dissolved (other than pursuant to a consolidation, amalgamation or merger); or (ii) becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due; or (iii) makes a general assignment, arrangement or composition with or for the benefit of its creditors; or (iv) institutes or has instituted against it a proceeding seeking judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency Law or other similar Law affecting creditor’s rights, or a petition is presented for its winding-up or liquidation, and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition (A) results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding up or liquidation or (B) is not dismissed, discharged, stayed or restrained in each case within thirty (30) days of the institution or presentation thereof; or (v) has a resolution passed for its winding-up, official management or liquidation; or (vi) seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all of its assets; or (vii) has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within thirty (30) days thereafter; or (viii) causes or is subject to any event with respect to it which, under the applicable Laws of any jurisdiction, has an analogous effect to any of the events specified in clauses (i) to (vii) (inclusive); or (ix) takes any corporate or other organizational action to authorize any of the foregoing.
“Invoice” means, with respect to any Receivable, the invoice with respect to such Receivable issued by a Seller to the applicable Approved Obligor for the payment for the applicable Goods supplied or related services provided pursuant to the applicable Contract.
“Invoice Date” means, with respect to any Receivable, the date on which the related Invoice was issued.

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“Invoice Due Date” means, with respect to any Receivable, the date on which such Receivable becomes due and payable as set forth in the applicable Invoice.
“Judgment Currency” as defined in Section 13.20.
“Late Payment Amount” as defined in Section 3.1.
“Law” means any law (including common law), constitution, statute, treaty, regulation, rule, ordinance, order, injunction, writ, decree or award of any Governmental Authority.
“Maturity Date” means, with respect to any Receivable, the date that is (a) the Invoice Due Date plus (b) the number of days set forth in the applicable Approved Obligor Buffer Period.
“Maximum Facility Amount” means, at any time, the aggregate of the Approved Obligor Sublimits for all the Approved Obligors at such time. The Maximum Facility Amount on the Closing Date is $90,000,000.
“Net Face Value” means, with respect to any Receivable, the amount payable by the applicable Approved Obligor under the applicable Invoice, net of any Taxes and any Adjustments (other than the Adjustment Reserve) specifically taken into account in determining the Purchase Price for such Receivable as of the applicable Purchase Date.
“Non-Payment Event” as defined in Section 5.4.
“Non-Payment Report” as defined in Section 5.4.
“Obligor” means, with respect to any Receivable, the Person that is obligated to make payments in respect of such Receivable pursuant to the applicable Contract.
“OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control.
“Overdue Receivable” as defined in Section 5.4.
“Participating Member States” means any member state of the European Union that has the Euro as its lawful currency in accordance with the legislation of the European Union relating to Economic and Monetary Union.
“PATRIOT Act” as defined in Section 13.17.
“Person” means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.
“Personal Data” means any information relating to an identified or identifiable natural person (‘data subject’); an identifiable natural person is one who can be identified, directly or indirectly, in particular by reference to an identifier such as a name, an identification number, location data, an online identifier or to one or more factors specific to the physical, physiological, genetic, mental, economic, cultural or social identity of that natural person.

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“Prime Rate” means the rate announced by the Purchaser from time to time as its prime rate in the United States, such rate subject to change as and when such designated rate changes. The Prime Rate is not intended to be the lowest rate of interest charged by the Purchaser in connection with extensions of credit to debtors.
“PrimeRevenue” means PrimeRevenue, Inc. or any successor service provider to the Purchaser.
“PrimeRevenue System” means the Purchaser's communication tool accessible via the internet to enable clients to offer various receivables for sale to the Purchaser and for the loading, approval and monitoring of such receivables on a platform, the terms of use of which are set out in Schedule C.
“Process Agent” as defined in Section 13.15.
“Proposed Repurchase Date” means, with respect to any Purchased Receivable, the date set forth in any notice delivered pursuant to Section 11.2 requiring the repurchase by the applicable Seller of such Purchased Receivable.
“Purchase Date” means, with respect to any Purchased Receivable, the date (which shall be a Business Day during the term of this Agreement) on which such Purchased Receivable was purchased and paid for by the Purchaser in accordance with the terms and conditions hereof.
“Purchase Document” means each of this Agreement, each Account Control Agreement, each Purchase Request, the Seller A Power of Attorney, and each Servicing Report, together with all other documents, instruments or agreements executed and delivered or submitted via the PrimeRevenue System by a Seller to or for the benefit of the Purchaser in connection herewith.
“Purchase Price” means, with respect to any Receivable, the amount determined as the “Purchase Price” pursuant to Section 2.2.
“Purchase Request” means a Purchase Request in the form of Exhibit A, or a request presented by a Seller through the entering of the requisite details of one or more Receivables onto the PrimeRevenue System.
“Purchased Receivable” means a Receivable purchased by the Purchaser in accordance with the terms and conditions hereof; provided that a Receivable purchased hereunder and subsequently repurchased by the applicable Seller pursuant to the terms and conditions hereof shall, upon the Repurchase Date therefor and upon receipt by the Purchaser of the Repurchase Price therefor, cease to be a Purchased Receivable.
“Purchased Receivable Guarantor” means, with respect to any Approved Obligor, any Person guaranteeing payment of all or any portion of a Purchased Receivable owing by such Approved Obligor.
“Purchaser” as defined in the preamble hereto.
“Purchaser’s Account” means (i) with respect to payments in Euro, the account of the Purchaser located at: MUFG Bank, Ltd., New York Branch, account number: GB82BOTK60010900001107, SWIFT:
BOTKGB2L, account name: MUFG Bank, Ltd., New York Branch, attention: “TSO-Zebra” and reference number: “TSO-Zebra”, or such other account as notified to the applicable Seller from time to time by the

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Purchaser in writing, and (ii) with respect to payments in any other currency, such account of the Purchaser as notified to the applicable Seller from time to time by the Purchaser in writing.
“Receivable” means the monetary obligation of an Obligor to a Seller arising under a Contract which is evidenced by an Invoice (including the right to receive payment of any interest or finance charges or other liabilities of such Obligor under such Contract), all Related Assets with respect thereto, and all Collections and other proceeds with respect to the foregoing.
“Reconciliation Report” means a reconciliation report in the form of Exhibit C, or otherwise in form and substance satisfactory to the Purchaser and the Sellers.
“Related Assets” means, with respect to any Receivable (i) all related rights and remedies under or in connection with the applicable Contract, including bills of lading, bills of exchange, promissory notes and accessions, (ii) all guaranties, suretyships, letters of credit, security, liens and other arrangements supporting payment thereof, (iii) all applicable Sales Records (including electronic records), (iv) all related insurance, and (v) all proceeds of the foregoing.
“Remittance Account” means (i) with respect to Seller A, the account of Seller A located at: Bank of America, N.A. with account number: 600870916021 and account name: Zebra Technologies Europe Limited or such other account as notified to the Purchaser from time to time by Seller A in writing, and (ii) with respect to any Additional Seller, such account or accounts as notified to the Purchaser from time to time by such Seller in writing.
“Repurchase Date” means, with respect to any Purchased Receivable, the date on which such Purchased Receivable is repurchased by the applicable Seller in accordance with the terms and conditions hereof.
“Repurchase Event” means, with respect to any Purchased Receivable: (i) any representation or warranty made by a Seller in Section 9.2 with respect to such Purchased Receivable shall be inaccurate, incorrect or untrue on any date as of which it is made or deemed to be made; (ii) a Dispute shall have occurred with respect to such Purchased Receivable; (iii) an Adverse Claim shall exist with respect to such Purchased Receivable; (iv) a breach by a Seller of its obligations under Section 4.3 with respect to such Purchased Receivable; or (v) the assignment or purported assignment of such Purchased Receivable by the applicable Seller to the Purchaser is or becomes invalid or unenforceable as a matter of Law (whether against the Approved Obligor of such Purchased Receivable or otherwise) for any reason (except to the extent resulting solely from an Insolvency Event of the applicable Approved Obligor or the financial inability of the Obligor to pay such Purchased Receivable on the applicable Invoice Due Date).
“Repurchase Price” means, with respect to any Purchased Receivable, the amount determined as the “Repurchase Price” for such Purchased Receivable pursuant to Section 11.1.
“Retained Obligations” as defined in Section 4.2.
“Sales Records” means, with respect to any Receivable, the accounts, all sales ledgers, purchase and sales day books, sales invoices, supply contracts and other related books and records of a Seller relating to an Approved Obligor and on an individual Receivable basis for the purpose of identifying amounts paid or to be paid in respect of such Receivable.

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“Sanctioned Country” means a country or territory that is or whose government is subject to a sanctions program that broadly prohibits dealings with that country, territory or government.
“Sanctioned Person” means, at any time, any Person (a) that is listed on the Specially Designated Nationals and Blocked Persons list or the Consolidated Sanctions list maintained by OFAC, or any similar list maintained by OFAC, the U.S. Department of State, the European Union, any European Union member state or the United Nations Security Council; (b) that is fifty-percent or more owned, directly or indirectly, in the aggregate by one or more Persons described in clause (a) above; (c) that is operating, organized or resident in a Sanctioned Country or (d) with whom engaging in trade, business or other activities is otherwise prohibited or restricted by Sanctions Laws.
“Sanctions Laws” means the laws, rules, regulations and executive orders promulgated or administered to implement economic sanctions or anti-terrorism programs by (a) any U.S. Governmental Authority (including, without limitation, OFAC), including Executive Order 13224, the PATRIOT Act, the Trading with the Enemy Act, the International Emergency Economic Powers Act and the laws, regulations, rules and/or executive orders relating to restrictive measures against Iran; (b) the European Union in pursuit of the Common Foreign and Security Policy objectives set out in the Treaty on European Union; (c) the United Nations Security Council or any other legislative body of the United Nations; and (d) any jurisdiction in which any Seller or any of its Subsidiaries operates or in which the proceeds of any purchase of Receivables under this Agreement will be used.
“Seller” and “Sellers” as defined in the preamble hereto.
“Seller A Power of Attorney” means the Power of Attorney, dated the date hereof, by Seller A in favor of the Purchaser, as amended, restated, supplemented or otherwise modified from time to time.
“Seller Account” means (i) with respect to Purchased Receivables of Seller A, the following account located at: Bank of America, N.A. account number: 600870916021 of Seller A, or such other account of Seller A consented to in writing by the Purchaser and which account or accounts shall be subject to an Account Control Agreement, and (ii) with respect to any Additional Seller, such account or accounts of such Seller as notified to the Purchaser by such Seller in writing prior to such Seller becoming a party hereto or such other account or accounts of such Seller consented to in writing by the Purchaser and which account or accounts shall be subject to an Account Control Agreement.
“Seller Account Collateral” means collectively, (i) all checks, drafts, instruments, cash and other items at any time received for deposit into a Seller Account, wire transfers of funds, automated clearing house entries, credits from merchant card transactions and other electronic funds transfers or other funds deposited into, credited to, or held for deposit into or credit to, a Seller Account, in each case with respect to a Purchased Receivable, and (ii) each Seller Account.
“Servicing Report” means a servicing report in the form of Exhibit B, or otherwise in form and substance satisfactory to the Purchaser and the Sellers.
“Settlement Date” means each Wednesday of each week or as otherwise agreed in writing from time to time; provided that if such day is not a Business Day, the next Business Day shall be the Settlement Date.
“Settlement Period” means with respect to any Settlement Date, the Monday through Friday, both inclusive, of the immediately preceding calendar week.

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“Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, association, joint venture or other business entity of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof; provided, in determining the percentage of ownership interests of any Person controlled by another Person, no ownership interest in the nature of a “qualifying share” of the former Person shall be deemed to be outstanding.
“TARGET” means the Trans-European Automated Real-time Gross Settlement Express Transfer payment system which utilizes a single shared platform and which was launched on 19 November 2007.
“TARGET Day” means any day on which TARGET is open for the settlement of payment in Euro.
“Taxes” means all present and future income and other taxes, levies, imposts, deductions, charges, duties and withholdings and any charges of a similar nature imposed by any fiscal authority, together with any interest thereon and any penalties with respect thereto and any payments made on or in respect thereof; and “Taxation” and “Tax” shall be construed accordingly.
“Total Outstanding Amount” means, as of any date of determination, either:
(a)if such amount is being determined for all Purchased Receivables for all Approved Obligors, the result of (i) the sum of the Net Face Values minus Adjustment Reserves of all Receivables of each Approved Obligor that are Purchased Receivables (for each Purchased Receivable, such Net Face Value being determined as of the Purchase Date therefor) in respect of which the Purchaser has not received payment in full, minus (ii) all Collections and payments of Adjustment Reserve Deficit received and deposited in the Purchaser’s Account in connection with such Purchased Receivables; provided, however, that if the Adjustment Reserve of any such Purchased Receivable is greater than $0, (x) the Net Face Value of such Purchased Receivable shall not be reduced by such Adjustment Reserve for the purpose of clause (i) if an Insolvency Event has occurred with respect to the Approved Obligor thereof, and (y) Collections on such Purchased Receivable in excess of such Purchased Receivable’s Net Face Value minus Adjustment Reserve shall be disregarded for the purpose of clause (ii) unless an Insolvency Event has occurred with respect to the Approved Obligor thereof; or
(b)if such amount is being determined for Purchased Receivables of any particular Approved Obligor, the result of (i) the sum of the Net Face Values minus Adjustment Reserves of all Receivables of such Approved Obligor that are Purchased Receivables (for each Purchased Receivable, such Net Face Value being determined as of the Purchase Date therefor) in respect of which the Purchaser has not received payment in full, minus (ii) all Collections and payments of Adjustment Reserve Deficit received and deposited in the Purchaser’s Account in connection with such Purchased Receivables of such Approved Obligor provided, however, that if the Adjustment Reserve of any such Purchased Receivable is greater than $0, (x) the Net Face Value of such Purchased Receivable shall not be reduced by such Adjustment Reserve for the purpose of clause (i) if an Insolvency Event has occurred with respect to the Approved Obligor thereof, and (y) Collections on such Purchased Receivable in excess of such Purchased Receivable’s Net Face Value minus Adjustment Reserve shall be disregarded for the purpose of clause (ii) unless an Insolvency Event has occurred with respect to the Approved Obligor thereof.

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“UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York; provided, if by reason of mandatory provisions of Law, the perfection, the effect of perfection or non-perfection or the priority of the security interests (as such term is defined in such Uniform Commercial Code) of the Purchaser is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, the term “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.
“UCC and Other Perfection Information” means the information set forth on Schedule B.
“Usage Fee Calculation Period” means each calendar quarter (i.e., January 1 through and including March 31, April 1 through and including June 30, July 1, through and including September 30 and October 1 through and including December 31) or, in the event that this Agreement is terminated in accordance with Section 2.5, the then in effect Usage Fee Calculation Period shall be deemed to end on the effective date of such termination.
Section 1.2. Interpretation. In this Agreement, unless otherwise indicated, (a) defined terms may be used in the singular or the plural and the use of any gender includes all genders, (b) the words “hereof”, “herein”, “hereto”, “hereby” and “hereunder” refer to this entire Agreement, (c) all references to particular Sections, Exhibits or Schedules are references to the Sections, Exhibits or Schedules, as the case may be, of this Agreement, (d) all accounting terms not specifically defined herein shall be construed in accordance with GAAP, except as otherwise stated herein, and (e) reference to any Person includes such Person’s successors and legal assigns. For purposes of determining the Total Outstanding Amount at any time or compliance at any time with Dollar monetary thresholds, limits or requirements in this Agreement or any other Purchase Document (including, without limitation, as set forth in Section 2.6, Sections 8.2(b) and (c) and in clauses (ii) and (iii) of the third paragraph of each Purchase Request), any Purchased Receivable or the Net Face Value of a Receivable, in each instance, denominated in a currency other than Dollars will be converted to Dollars using the Purchaser’s spot rate of exchange for conversion of such currency to Dollars at the relevant time.
SECTION 2.    PURCHASE AND SALE; UNCOMMITTED ARRANGEMENT; TERM.
Section 2.1. Offer to Purchase; Purchase and Sale. On any Business Day during the term of this Agreement, a Seller may deliver to the Purchaser a fully completed Purchase Request with respect to Receivables of such Seller set forth on Schedule A thereto or submit, via the PrimeRevenue System, a Purchase Request with respect to the Receivables of such Seller submitted onto the PrimeRevenue System. The delivery or submission of such Purchase Request shall be, and be deemed for all purposes hereunder as, an offer by the Seller of such Receivables to sell to the Purchaser such Receivables. The Purchaser, in its sole and absolute discretion, may elect to accept or reject the offer to purchase such Receivables, and shall make such election within two (2) Business Days after Seller’s delivery of the applicable Purchase Request. If the Purchaser accepts such offer, the Purchaser shall notify each relevant Seller and shall identify the Receivables that it has agreed to purchase, and on the Purchase Date therefor, subject to the terms and conditions set forth herein, the Purchaser shall purchase from each relevant Seller and pay for the accepted Receivables to be sold by such Seller, and each such Seller shall sell and assign to the Purchaser all of such Seller's right, title and interest in and to such Receivables as absolute owner thereof; provided that the Purchase Date shall be no later than three (3) Business Days after such Seller has delivered or submitted the Purchase Request to the Purchaser.
Section 2.2.    Purchase Price; Adjustment Reserve.

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(a)    On each Purchase Date, the Purchaser shall pay to the applicable Seller a purchase price (the “Purchase Price”) for each Purchased Receivable purchased on such Purchase Date from such Seller calculated as follows:
PP = (NFV – Discount), in which “Discount” = (NFV- Reserve) x DR x (DP / D), in which:

Term		Definition
“PP”	equals	Purchase Price of such Receivable
“NFV”	equals	Net Face Value of such Receivable as of such Purchase Date
“DR”	equals	Discount Rate applicable to such Receivable
“DP”	equals	Discount Period applicable to such Receivable
“D”	equals
360 if such Receivable is denominated in Euros, or 360 or 365 (whichever is the market convention for the index rate used in the relevant Applicable Cost of Funds) if such Receivable is denominated in another currency

“Reserve” equals		Adjustment Reserve (if any) applicable to such Receivable
For greater clarity, the Purchase Price for each Purchased Receivable sold by a Seller to the Purchaser hereunder includes consideration for the obligations undertaken by such Seller under Section 5.1 with respect to such Purchased Receivable. Such Purchase Price for such Purchased Receivable shall be payable as follows: (i) if the Adjustment Reserve for such Purchased Receivable is $0, the Purchase Price shall be paid on the Purchase Date, and (ii) if the Adjustment Reserve for such Purchased Receivable is greater than $0, (x) an initial payment equal to the Purchase Price thereof minus the Adjustment Reserve shall be paid on the Purchase Date and (y) a payment equal to the Adjustment Reserve for such Purchased Receivable (the “Adjustment Reserve Payment”) shall be paid on the Adjustment Reserve Surplus Payment Date in the manner set forth in Section 2.2(c); provided that the Adjustment Reserve Payment shall be reduced by the Actual Adjustment Amount for such Purchased Receivable.
(b)As used herein, “Adjustment Reserve Deficit” of any Purchased Receivable that has an Adjustment Reserve greater than $0 means the excess, if any, of the Actual Adjustment Amount of such Purchased Receivable minus the Adjustment Reserve of such Purchased Receivable, and “Adjustment Reserve Surplus” of any Purchased Receivable that has an Adjustment Reserve greater than $0 means the excess, if any, of the Adjustment Reserve of such Purchased Receivable minus the Actual Adjustment Amount of such Purchased Receivable.
(c)On the Adjustment Reserve Deficit Payment Date with respect to a Purchased Receivable for which there is an Adjustment Reserve Deficit, the applicable Seller shall pay to the Purchaser an amount equal to such Adjustment Reserve Deficit for such Purchased Receivable, and such Seller’s obligation to pay the balance of the Actual Adjustment Amount shall be set off against the Purchaser’s obligation to pay the Adjustment Reserve Payment. On the Adjustment Reserve Surplus Payment Date with respect to a Purchased Receivable for which there is an Adjustment Reserve Surplus, the Purchaser shall pay to the applicable Seller an amount equal to such Adjustment Reserve Surplus for such Purchased Receivable (which amount, in the discretion of the Purchaser, may be set off against the Collections delivered to the Purchaser with respect to such Purchased Receivable). The aggregate Adjustment Reserve Deficit and aggregate Adjustment Reserve Surplus payable on any day by or to a Seller may be set off against each other in making the determination as to what payments are required on such day.

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Section 2.3. Purchase Request Power of Attorney. The Sellers agree that each Seller shall make its own decisions in regards to making a Purchase Request under this Agreement. Each Seller (other than Seller A) may, in connection therewith, give instructions to Seller A to provide such administrative assistance as such Seller may require in making any such Purchase Request and to do all things necessary or desirable to give effect to such instructions, including to execute and/or deliver (for and on behalf of such Seller) to the Purchaser a Purchase Request with respect to Receivables of such Seller or submit (for and on behalf of such Seller), via the PrimeRevenue System, a Purchase Request with respect to Receivables of such Seller submitted onto the PrimeRevenue System. The Sellers agree that Seller A shall be authorized to rely upon any such instructions given by any Seller to Seller A. In furtherance of the foregoing, Seller A may execute and deliver to the Purchaser Purchase Requests and use or operate the PrimeRevenue System, in each instance, for and on behalf of, and in accordance with the instructions given by, a Seller. Each Seller agrees that any action taken by Seller A as aforesaid shall be as attorney-in-fact for such Seller and shall be binding upon such Seller to the same extent as if directly taken by such Seller. The Sellers agree that the Purchaser may conclusively rely, and shall be fully protected in relying, on any Purchase Request executed and/or delivered by Seller A to the Purchaser or submitted by Seller A via the PrimeRevenue System, in each instance, purportedly on behalf of another Seller and the Purchaser shall have no obligation to make any inquiry or request any confirmation from a Seller as to the binding effect on it of any such execution and/or delivery or submission by Seller A purportedly on such Seller’s behalf, including, without limitation, that the Seller gave any instructions to Seller A or requested Seller A to execute and/or deliver or submit on its behalf a Purchase Request. Each Seller agrees that any Purchase Request executed and/or delivered by Seller A to the Purchaser purportedly on its behalf or submitted by Seller A via the PrimeRevenue System purportedly on its behalf shall be binding and enforceable against such Seller as if such Seller itself executed and delivered such Purchase Request to the Purchaser or submitted such Purchase Request via the PrimeRevenue System (and notwithstanding that such execution, delivery or submission was made without authority or instruction by such Seller or in any manner inconsistent with any authority or instruction by such Seller or that such Purchase Request was executed by Seller A in its name or in the name of such Seller with or without an indication as attorney-in-fact for such Seller).
Section 2.4. UNCOMMITTED ARRANGEMENT. EACH SELLER ACKNOWLEDGES THAT THIS IS AN UNCOMMITTED ARRANGEMENT, THAT NO SELLER HAS PAID, OR IS REQUIRED TO PAY, A COMMITMENT FEE OR COMPARABLE FEE TO THE PURCHASER, AND THAT THE PURCHASER HAS NO CONTINUING OBLIGATION TO PURCHASE ANY RECEIVABLE FROM ANY SELLER, REGARDLESS OF WHETHER THE CONDITIONS SET FORTH HEREIN ARE SATISFIED.
Section 2.5. Term. Purchases of Receivables under this Agreement may only be effected during the term of this Agreement, which shall be the period from the Closing Date until December 18, 2019, which date shall be automatically extended for annual 364-day terms unless the Sellers provide written notice to the Purchaser or the Purchaser provides written notice to the Sellers, not less than ten (10) Business Days prior to the expiration of the then applicable term, that the Sellers or the Purchaser, respectively, do not intend to extend the term of this Agreement. In addition, either the Purchaser or the Sellers may terminate this Agreement for convenience at any time after the initial 364day term by not less than thirty (30) days prior written notice to the other. Notwithstanding the foregoing, (i) all covenants, representations and warranties, repurchase obligations and indemnities made herein shall continue in full force and effect so long as any Purchased Receivables remain outstanding and (ii) all purchases of Purchased Receivables hereunder made prior to the termination of this Agreement shall not be affected by such termination.

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Section 2.6. Usage Fee. The Sellers jointly and severally agree to pay the Purchaser a usage fee for each Usage Fee Calculation Period in an amount denominated in Dollars equal to the sum of, for all Purchased Receivables related to each Approved Obligor identified in Schedule A as having a “Usage Fee Accrual”, an amount equal to the “Usage Fee Rate” for such Approved Obligor (as set forth in Schedule A) on the positive difference, if any, between (a) the result of (i) the Usage Fee Trigger for such Approved Obligor (as set forth in Schedule A), multiplied by (ii) the average Approved Obligor Sublimit for such Approved Obligor for such Usage Fee Calculation Period and (b) the average daily Total Outstanding Amount of all Purchased Receivables payable by such Approved Obligor during such Usage Fee Calculation Period, which usage fee shall be due and payable on the first Business Day after the completion of the related Usage Fee Calculation Period. The Sellers agree that any such usage fee may, in the sole discretion of the Purchaser, be netted against the Purchase Price payable by the Purchaser to any one or more of the Sellers (determined, if such usage fee and such Purchase Price are not denominated in the same currency, using the Purchaser’s spot rate of exchange for conversion of Dollars to such other currency at the relevant time).
SECTION 3.    PAYMENTS.
Section 3.1. Late Payment Amount. In the event that any amount payable by any Seller hereunder or under any of the other Purchase Documents remains unpaid for any reason for two (2) Business Days after the Purchaser provides notice to such Seller that such amount is past due, the Purchaser shall charge, and such Seller shall pay, an amount (the “Late Payment Amount”) equal to (x) such unpaid amount due from such Seller to the Purchaser during the period from (and including) the due date thereof to, but excluding the date payment is received by the Purchaser in full, times (y) a rate per annum equal to the Prime Rate, computed on the basis of a 360 day year, and for actual days elapsed. Late Payment Amounts shall be payable on demand and, if no prior demand is made, on the last Business Day of each calendar month and shall be payable in the same currency as the currency in which the past due amount is payable.
Section 3.2. Payments Generally. All payments to be made under any Purchase Document or in respect of a Purchased Receivable, shall be made in immediately available funds. Any amounts that would fall due for payment on a day other than a Business Day shall be payable on the succeeding Business Day unless such Business Day would fall into a new calendar month, in which case such payment shall be due on the preceding Business Day, and interest calculations, if any, shall be adjusted accordingly for such later or earlier payment. Any amount to be paid by any Seller to the Purchaser under any Purchase Document shall be paid in full, free and clear of all deductions, set-off or withholdings whatsoever except only as may be required by Law, and shall be paid on the date such amount is due no later than 11:00 a.m. (New York City time) to the Purchaser’s Account. Any amount to be paid by the Purchaser to any Seller under any Purchase Document shall be paid by deposit into the applicable Remittance Account.
SECTION 4.    NATURE OF FACILITY.
Section 4.1. True Sale. The parties hereto agree that each purchase and sale of Receivables under this Agreement is intended to be an absolute and irrevocable transfer constituting a “true sale” for bankruptcy law purposes, without recourse by the Purchaser to any Seller for any credit risk or financial inability to pay of any Obligor. The parties hereto have structured the transactions contemplated by this Agreement as a sale, and each party hereto agrees to treat each such transaction as a “true sale” for all purposes under applicable law and accounting principles, including, without limitation, in their respective books, records, computer files, tax returns (federal, state and local), regulatory and governmental filings (and shall reflect such sale in their respective financial statements). Each Seller and the Guarantor will advise all persons inquiring about the ownership of the Receivables that all Purchased Receivables have been sold to the Purchaser.

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Against the possibility that, contrary to the mutual intent of the parties, the purchase of any Receivable is not characterized as a sale by any applicable court, each Seller (other than Seller A) hereby grants to the Purchaser a security interest in, and right of setoff with respect to, all of the Purchased Receivables related to such Seller and all proceeds thereof, including the Seller Account Collateral related to such Seller, to secure the payment and performance of the Seller’s payment and performance obligations hereunder and under each other Purchase Document. In addition, each Seller hereby grants to the Purchaser a security interest in, and right of setoff with respect to, all of the Seller Account Collateral related to such Seller and all proceeds thereof to secure the payment and performance of such Seller’s payment and performance obligations hereunder and under each other Purchase Document. The grant of each security interest herein is a supplemental protection to the Purchaser and is not meant to negate or affect in any way the intended sale of the Purchased Receivables by the Sellers to the Purchaser and the fact that the parties intend for the Purchased Receivables and all Seller Account Collateral to be assets of the Purchaser. The Purchaser is hereby authorized to file UCC financing statements and other equivalent filings and registrations with respect to the transactions contemplated hereunder, including the security interests granted herein, together with any continuations and amendments relating thereto.
Section 4.2. No Purchaser Liability. Notwithstanding anything herein to the contrary, each Seller hereby acknowledges and agrees that the Purchaser shall not be in any way responsible for the performance of any Contract and the Purchaser shall not have any obligation to intervene in any Dispute arising out of the performance of any Contract. All obligations of a Seller as seller of the Goods and provider of any related services, including, without limitation, all obligations of such Seller as seller under the Contracts, all representations and warranty obligations, all servicing obligations, all maintenance obligations, and all delivery, transport and insurance obligations, shall be retained by such Seller (the “Retained Obligations”). Any claim which a Seller may have against an Obligor or any other party, and/or the failure of an Obligor to fulfill its obligations under the applicable Contract, shall not affect the obligations of such Seller to perform its obligations and make payments hereunder, and shall not be used as a defense or as set-off, counterclaim or cross-complaint as against the performance or payment of any of its obligations hereunder.
Section 4.3. Further Assurances. Each Seller agrees that from time to time, at its expense, it will promptly execute and deliver all further instruments and documents, and take all further action, that the Purchaser may reasonably request in order to perfect, protect or more fully evidence or implement the transactions contemplated hereby, to enable the Purchaser to submit proper claims and related documents to any insurer that has provided insurance with respect to a Purchased Receivable (including, without limitation, providing copies of invoices, purchase orders, and the proof of delivery of products related to such Purchased Receivable), or to enable the Purchaser to exercise or enforce any of its rights with respect to the Purchased Receivables.
SECTION 5.    SERVICER.
Section 5.1. Appointment of each Seller as a Servicer. Each Seller hereby agrees to service and administer the Purchased Receivables sold by it as agent for the Purchaser, all on the terms set out in this Agreement. Each Seller shall use its commercially reasonable efforts to collect each Purchased Receivable sold by it as if such Purchased Receivable had not been purchased by the Purchaser. Each Seller agrees that such Seller shall cooperate with the Purchaser (at such Seller’s expense) in taking any and all commercially reasonable actions requested by the Purchaser in collecting all amounts owed by any Approved Obligor with respect to such Purchased Receivable. Without limiting the foregoing, each Seller agrees to devote to the servicing of Purchased Receivables at least the same amount of time and attention, and to exercise at least the same level of skill, care and diligence in such servicing, as if each Seller were servicing Receivables

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legally and beneficially owned by it. Each Seller shall perform the obligations under this Section 5.1 in partial consideration for the Purchase Price paid hereunder with respect to each Purchased Receivable. The Purchaser and the Sellers acknowledge and agree that the Purchased Receivables have been sold to the Purchaser on a fully serviced basis, and so long as a Seller remains the servicer with respect to any Purchased Receivable sold by such Seller, no separate servicing fee shall be payable to such Seller as servicer of any Purchased Receivables sold by such Seller.
Section 5.2. Servicing Covenants. Each Seller covenants and agrees, in connection with its servicing obligations pursuant to Section 5.1, (i) that the payment instructions currently in force and provided to each Approved Obligor specify that each such Approved Obligor shall pay all amounts owing under the Receivables that are Purchased Receivables to a Seller Account, (ii) not to change such payment instructions while any Purchased Receivable remains outstanding, (iii) not to give instructions to any other person to pay any amounts into a Seller Account other than the instructions given to an Approved Obligor to make payments on Receivables payable by such Approved Obligor to the Seller and the Purchaser, and (iv) to take any and all other commercially reasonable actions, including such commercially reasonable actions as may be requested by the Purchaser from time to time, to ensure that all amounts owing under the Receivables that are Purchased Receivables will be deposited exclusively to a Seller Account. Each Seller further covenants and agrees that on each Settlement Date, such Seller shall identify and shall transfer all amounts received in a Seller Account on account of Purchased Receivables during the immediately preceding Settlement Period in immediately available funds to the Purchaser’s Account. Any payment by an Approved Obligor of any amount owing under any Purchased Receivable that is not paid to a Seller Account and is received by the applicable Seller directly shall be held in trust by such Seller as the Purchaser’s exclusive property, such funds shall be safeguarded for the benefit of the Purchaser, and such funds shall promptly, and in any event shall be transferred by wire transfer to the Purchaser’s Account on or prior to the next Settlement Date. No Seller shall, directly or indirectly, utilize such funds for its own purposes, nor shall any Seller have any right to pledge such funds as collateral for any obligations of any Seller or any other party. For the avoidance of doubt, Collections shall not be deemed received by the Purchaser for purposes of this Agreement until credited to the Purchaser’s Account as immediately available funds or otherwise actually received by the Purchaser.
Section 5.3.    Unidentified Collections on Receivables; Return of Collections.

(a)	If any payment is received by a Seller from an Approved Obligor, and such payment is not identified by such Approved Obligor as relating to a particular Receivable or Purchased Receivable and cannot otherwise be reasonably identified as relating to a particular Receivable or Purchased Receivable for a period of fifteen (15) days, such payment shall be applied first to the unpaid Receivables that are Purchased Receivables of such Approved Obligor in chronological order (beginning with the oldest unpaid Purchased Receivable of such Approved Obligor), and then to Receivables that are not Purchased Receivables of such Approved Obligor, also in chronological order. To the extent the preceding sentence results in collections received by a Seller being deemed collections on a Purchased Receivable, such Seller shall deposit such collections into the Purchaser’s Account on or prior to the next Settlement Date.

(b)	If after receipt of any payment by the Purchaser which is (i) deemed to be collections on a Purchased Receivable pursuant to this Section, such payment is identified by the applicable Seller to the reasonable satisfaction of the Purchaser as being payment on a Receivable which is not a Purchased Receivable, or (ii) otherwise identified by the applicable Seller to the reasonable satisfaction of the Purchaser as being payment on a Receivable which is not a Purchased Receivable, then, in any such case, the Purchaser shall promptly, and in any event within five (5) Business Days after such identification,

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repay such amount to the applicable Seller, in immediately available funds, to the relevant Seller Account or to the Remittance Account of such Seller. Section 5.4. Past Due Receivables.
(a)In the event a Purchased Receivable has not been paid in full on the Maturity Date therefor (an “Overdue Receivable”), the applicable Seller shall promptly seek to determine the cause of such payment delay or non-payment, including whether it is due to a Dispute, and it shall deliver to the Purchaser, within five (5) days of request, but no earlier than fifteen (15) days after such Settlement Date, a certification and report (a “Non-Payment Report”) identifying the Overdue Receivable and the Approved Obligor thereof and describing in reasonable detail the cause of such non-payment, including whether a Dispute exists with respect to such Overdue Receivable, whether to the applicable Seller’s knowledge an Insolvency Event has occurred with respect to the related Approved Obligor, or certifying that such cause is unknown. In the event (x) the applicable Seller has not delivered to the Purchaser a Non-Payment Report with respect to an Overdue Receivable within ten (10) days of Purchaser’s request therefor or (y) an Insolvency Event has occurred with respect to the related Approved Obligor or a Non-Payment Report so states or (z) the Overdue Receivable remains unpaid forty-five (45) days after the Invoice Due Date therefor (each of clauses (x), (y) and (z), a “NonPayment Event”), then the Purchaser may in its sole discretion (A) contact such Approved Obligor by phone or in person to discuss the status of such Overdue Receivable and to inquire whether such payment delay or non-payment is due to a Dispute and when payment can be expected, and/or (B) take any other lawful action to collect such Purchased Receivable directly from such Approved Obligor and/or (C) terminate the appointment of such Seller as its servicer and agent for the servicing of Purchased Receivables of the related Approved Obligor in accordance with Section 5.5. If the Approved Obligor advises the Purchaser of the existence of a Dispute, the Purchaser shall advise the applicable Seller of such Overdue Receivable that the Approved Obligor has asserted a Dispute.
(b)In the event a Purchased Receivable has not been paid in full by the date that is forty-five (45) days after the Invoice Due Date therefor, the applicable Seller shall deliver to the Purchaser, by no later than fifty (50) days after such Invoice Due Date, a certification and report identifying such Purchased Receivable and the Approved Obligor and certifying the cause of such nonpayment. If such cause is not an Insolvency Event or financial inability to pay of the relevant Approved Obligor, or if such Seller does not deliver such certification and report when due, a Dispute shall be deemed to have occurred with respect to such Purchased Receivable, which Dispute shall constitute a Repurchase Event.
Section 5.5. Termination of Appointment. Upon the occurrence of the earliest to occur of (a) any event, condition, change or effect that has a material adverse effect on (x) the business, assets, property, operations or financial condition of the Sellers and the Guarantor, taken as a whole or (y) the validity or enforceability of this Agreement or any other Purchase Documents as against a Seller or the Guarantor or the rights and remedies of the Purchaser hereunder or thereunder as against a Seller, the Guarantor or any of the Purchased Receivables of a Seller, (b) an Insolvency Event with respect to any Seller or the Guarantor, (c) when the financial institution where the Seller Account(s) are held delivers a notice to Purchaser and any Seller stating that the related Account Control Agreement will terminate or (d) a breach by a Seller or the Guarantor of any of its obligations hereunder or under any other Purchase Document (including any representation or warranty made by any Seller or the Guarantor being inaccurate, incorrect or untrue on any date as of which it is made or deemed to be made), the Purchaser may, in its discretion, (i) take any lawful action to collect any Purchased Receivable purchased from the relevant Seller directly from the respective Approved Obligors, and/or (ii) terminate the appointment of the relevant Seller as its servicer and agent for the servicing of the Purchased Receivables purchased from such Seller and/or (iii) take any steps required

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to obtain or exercise exclusive control over any Seller Account. In addition, (i) if a Non-Payment Event occurs with respect to any Approved Obligor, the Purchaser may, in its discretion, take any lawful action to collect any Purchased Receivable directly from such Approved Obligor, and (ii) in the event of an Insolvency Event related to an Approved Obligor, the Purchaser may, in its discretion, terminate the applicable Seller as its servicer and agent for the servicing of the Purchased Receivables of the related Approved Obligor. In the event of any termination of any Seller as servicer with respect to any Purchased Receivable or any Purchased Receivables of any Approved Obligor, (A) the Purchaser may, but shall not be obligated to, notify each Approved Obligor (or, if such termination is related to only Purchased Receivables of a specific Approved Obligor, notify such Approved Obligor) of the transfers hereunder and direct each Approved Obligor (or such Approved Obligor, as applicable) to make payments with respect to such Purchased Receivable or Purchased Receivables as Purchaser may elect or desire and take such other action and enforce such rights and remedies as the Purchaser may deem appropriate, and (B) no Seller shall interfere with such servicing or collection of such Purchased Receivable or attempt to receive or make collection from any Approved Obligor (or, if such termination is related to only Purchased Receivables of a specific Approved Obligor, such Approved Obligor) in respect of such Purchased Receivable or Purchased Receivables. In addition, each Seller hereby grants to the Purchaser an irrevocable power of attorney (coupled with an interest) authorizing and permitting the Purchaser, at its option, with or without notice to any Seller, to do any one of the following upon and after any termination of such Seller as servicer with respect to any Purchased Receivable that are necessary, in the determination of the Purchaser, to collect amounts due with respect to any Purchased Receivable: (I) endorsing the name of such Seller upon any check or other instrument, document or agreement with respect to any Purchased Receivable, (II) endorsing the name of such Seller on any freight or express bill or bill of lading relating to any Purchased Receivable; and (III) taking such other action and enforcing such rights and remedies with respect to such Purchased Receivable as the Purchaser deems appropriate. Each Seller agrees that the Purchaser will not be liable for any acts of commission or omission or for any error of judgment or mistake of fact or Law in connection with the exercise of such power of attorney except to the extent the same constitutes gross negligence or willful misconduct.
Section 5.6.    Reserved.
SECTION 6.    SERVICING REPORTS; RECONCILIATION REPORTS.
Section 6.1. Servicing Reports. Each Seller shall, pursuant to its servicing obligations, be responsible for providing a Servicing Report to the Purchaser concurrently with (a) each transfer of funds by such Seller to the Purchaser’s Account pursuant to Section 5.2 or Section 5.3 and (b) each request by such Seller for a transfer of funds from the Purchaser’s Account to the Seller on account of collections received in the Purchaser’s Account related to a Receivable which is not a Purchased Receivable in accordance with Section 5.3(b).
Section 6.2. Reconciliation Reports. Each Seller shall, pursuant to its servicing obligations, be responsible for providing a Reconciliation Report to the Purchaser one (1) Business Day prior to each Settlement Date.
SECTION 7.    OTHER INFORMATION; SELLERS’ BOOKS AND RECORDS; INSPECTION; PURCHASER’S RECORDS.
Section 7.1. Other Information. Each Seller will provide the Purchaser with such other reports, information, documents, books and records related to a Purchased Receivable as the Purchaser may reasonably request or any other information that the Purchaser may reasonably require for capital or regulatory

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purposes and which may be lawfully disclosed or provided to the Purchaser, including, without limitation, promptly after request by the Purchaser (a) a copy of the purchase order or sales order and Invoices relating to each Purchased Receivable; (b) a copy of the bill of lading and any other shipping document relating to the Purchased Receivable; and (c) all billings, statements, correspondence and memoranda directed to the Obligor in relation to each Purchased Receivable.
Section 7.2. Sellers’ Books and Records. Each Seller shall maintain its books and records, including but not limited to any computer files and master data processing records, so that such records that refer to Purchased Receivables sold hereunder shall indicate clearly that such Seller’s right, title and interest in such Receivables have been sold to the Purchaser.
Section 7.3. Inspection. Each Seller shall (a) at any time reasonably convenient to such Seller during regular business hours and upon reasonable prior notice, permit the Purchaser or any of its agents or representatives, (i) to examine and make copies of and abstracts from such Seller’s Sales Records and the Invoices in respect of Purchased Receivables and permit the Purchaser to take such copies and extracts from the Sales Records and to provide the Purchaser with copies or originals (as required by the Purchaser) of the Invoices relating to Purchased Receivables as it may require and generally allow the Purchaser (at the applicable Seller’s expense) to review, check and audit each Seller’s credit control procedures, and (ii) to visit the offices and properties of each Seller for the purpose of examining such records and to discuss matters relating to Purchased Receivables and each Seller’s performance hereunder with any of the officers or employees of each Seller having knowledge of such matters; provided, however, that unless a Seller is in breach of its obligations hereunder, the Purchaser shall not be entitled to visit each Seller more than twice per calendar year; and (b) without limiting the provisions of clause (a), no more than twice per calendar year (unless a Seller is in breach of its obligations hereunder, in which case the number of visits shall not be limited), upon request of the Purchaser and upon reasonable prior notice and subject to the applicable Seller receiving acceptable confidentiality undertakings thereof, permit certified public accountants or other auditors acceptable to the Purchaser to conduct, at the applicable Seller’s expense, a review of each Seller’s books and records to the extent related to the Purchased Receivables.
Section 7.4. Purchaser’s Records. The Purchaser is irrevocably authorized by each Seller to keep records of all purchases, which records shall be consistent with all information set forth in the Purchase Requests delivered to the Purchaser or submitted to the PrimeRevenue System, and evidence the dates and amounts of purchases and the applicable Discount in effect from time to time.
SECTION 8.    CONDITIONS PRECEDENT.
Section 8.1. Conditions Precedent to the Closing Date. The occurrence of the Closing Date is subject to the satisfaction of the following conditions, each to the satisfaction of the Purchaser in its sole discretion and, as to any agreement, document or instrument specified below, each in form and substance satisfactory to the Purchaser in its sole discretion:
(a)    The Purchaser shall have received each of the following:
(i)An executed counterpart of this Agreement.
(ii)Certified copies of resolutions of (A) each Seller authorizing this Agreement and the other Purchase Documents and authorizing a person or persons to sign those documents including any subsequent notices and acknowledgements to be executed,

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delivered or submitted pursuant to this Agreement, the other Purchase Documents and any other documents to be executed, delivered or submitted by each Seller pursuant hereto or thereto, and (B) the Guarantor authorizing this Agreement and authorizing a person or persons to sign this Agreement including any subsequent notices and acknowledgements to be executed or delivered pursuant to this Agreement and any other documents to be executed or delivered by the Guarantor pursuant hereto.
(iii)An officer incumbency and specimen signature certificate for each Seller and the Guarantor.
(iv)Organizational documents of each Seller and the Guarantor certified by the applicable Governmental Authority (as applicable), and evidence of good standing (as applicable).
(v)Lien search reports as the Purchaser shall deem advisable with respect to each Seller, and releases of any Adverse Claim on the Receivables that are or will be Purchased Receivables shown in such reports.
(vi)Acknowledgement copies or other evidence of filing of such UCC financing statements or other filings as are required hereunder.
(vii)Opinions of counsel to the Sellers and the Guarantor, including opinions with respect to due organization and good standing of each Seller and the Guarantor, due authorization, execution and delivery of this Agreement by each Seller and the Guarantor, validity and enforceability of this Agreement with respect to each Seller and the Guarantor, non-contravention of organizational documents, agreements and law, no consents, creation and perfection of security interests, true sale, and such other matters as Purchaser may reasonably request.
(viii)Evidence of the establishment of the Seller Accounts.
(ix)An executed Account Control Agreement with respect to each Seller Account.
(x)An executed Seller A Power of Attorney.
(xi)Evidence of acceptance by the Process Agent of its appointment on behalf of Seller A pursuant to Section 13.15.
(xii)A certification from each Seller that it has instructed each Approved Obligor to pay all amounts owing on Receivables that are or will be Purchased Receivables only to a Seller Account and such Seller shall not instruct any Approved Obligor to pay any amounts owing on Receivables that are or will be Purchased Receivables to any account other than a Seller Account.

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Section 8.2. Conditions Precedent to Each Purchase. The Purchaser’s purchase of any Receivable on each Purchase Date, including the initial Purchase Date, is subject to the satisfaction of the following conditions, each to the satisfaction of the Purchaser in its sole discretion:
(a)The Purchaser shall have received (either by delivery or submission via the PrimeRevenue System) a fully completed (and, if not submitted via the PrimeRevenue System, executed) Purchase Request from the relevant Seller no later than three (3) Business Days prior to such Purchase Date.
(b)Immediately after giving effect to such purchase, the Total Outstanding Amount of all Purchased Receivables of all Approved Obligors as of such date will not exceed the Maximum Facility Amount.
(c)Immediately after giving effect to such purchase, the Total Outstanding Amount of all Purchased Receivables of any Approved Obligor will not exceed the applicable Approved Obligor Sublimit.
(d)The representations and warranties made by each Seller in Section 9.1 of this Agreement are true and correct in all respects as of such Purchase Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all respects on and as of such earlier date.
(e)The representations and warranties made by each Seller in Section 9.2 of this Agreement with respect to the Purchased Receivables purchased on such Purchase Date are true and correct in all respects as of such Purchase Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all respects on and as of such earlier date.
(f)The representations and warranties made by the Guarantor in Section 9.3 of this Agreement are true and correct in all respects as of such Purchase Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all respects on and as of such earlier date.
(g)For any purchase of a Receivable the Approved Obligor of which is required, pursuant to Schedule A, to provide a guaranty from a related Purchased Receivable Guarantor, there exists (and the Purchaser has been provided with) an executed guaranty by each Purchased Receivable Guarantor for each such Approved Obligor as to which the representation related to such guaranty set forth in Section 9.2(s) is true and correct.
Each delivery of a Purchase Request or submission of a Purchase Request via the PrimeRevenue System by a Seller shall be deemed a representation and warranty by such Seller that the foregoing conditions to the applicable Purchase are satisfied and each of the statements set forth on the form of Purchase Request attached as Exhibit A are true and correct as of the applicable Purchase Date with respect to the Receivables set forth on Schedule A thereto or submitted onto the PrimeRevenue System, as applicable, with respect to such Purchase Request.

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SECTION 9.    REPRESENTATIONS AND WARRANTIES.
Section 9.1. Generally. Each Seller hereby makes the following representations and warranties for the benefit of the Purchaser as of the Closing Date and on each Purchase Date:
(a)Such Seller is (i) duly organized, validly existing, and, to the extent applicable under the Laws of its jurisdiction of organization, in good standing under the Laws of its jurisdiction of organization and has all organizational powers and all material governmental licenses, authorizations, consents, and approvals required to carry on its business as now conducted and (ii) is qualified to do business in every jurisdiction where the nature of its business requires it to be so qualified, except, with respect to clause (ii), to the extent that failure to so qualify would not reasonably be expected to adversely affect its ability to perform its obligations hereunder or under the other Purchase Documents and would not have an adverse effect on the collectability of any Purchased Receivable or on the interests of the Purchaser under the Purchase Documents.
(b)Such Seller has the requisite power and authority to enter into and deliver this Agreement and the other Purchase Documents and to assign and sell the Receivables being sold by it on the applicable Purchase Date in the manner herein contemplated, and it has taken all necessary corporate or other action required to authorize the execution, delivery and performance of this Agreement, the other Purchase Documents and the assignment and sale of such Receivables. This Agreement and the other Purchase Documents to which such Seller is a party have been duly executed and delivered by such Seller.
(c)This Agreement, the other Purchase Documents and the sale, assignment and transfer of the Purchased Receivables hereunder constitutes the legal, valid and binding obligations of such Seller, enforceable in accordance with their terms, subject to bankruptcy, insolvency, reorganization, moratorium and other Laws of general application affecting the rights and remedies of creditors and general principles of equity, regardless of whether enforcement is sought in proceedings in equity or at Law. This Agreement creates a valid security interest (as such term is defined in the UCC) in each Purchased Receivable. With respect to any Seller incorporated or formed under the Law of any state of the United States or the District of Columbia, upon the filing of a UCC financing statement in such state of incorporation or formation of such Seller set forth in the UCC and Other Perfection Information, listing such Seller, as debtor, and the Purchaser, as secured party, and covering Purchased Receivables of such Seller from time to time purchased hereunder, the Purchaser shall have a first priority perfected ownership interest in each Purchased Receivable.
(d)The UCC and Other Perfection Information provided by such Seller to the Purchaser is true and correct in all respects. All other data, materials and information provided by it to the Purchaser in connection herewith and with each Contract, each Receivable being sold by it hereunder, each Approved Obligor, the relationship between it and each Approved Obligor, and each Approved Obligor’s payment history (including timeliness of payments), is true and correct in all material respects.

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(e)Neither the execution nor the delivery of this Agreement, the other Purchase Documents or any of the other documents related hereto or thereto, nor the performance of or compliance with the terms and provisions hereof or thereof will conflict with or result in a breach of or give rise to a default under (i) any Laws, (ii) any indenture, loan agreement, security agreement, instrument or other material agreement binding upon such Seller or any of its properties, or (iii) any provision of such Seller’s organizational documents.
(f)No authorization, consent or approval or other action by, and no notice to or filing (other than the UCC financing statements required to be filed hereunder) with, any Governmental Authority is required to be obtained or made by such Seller for the due execution, delivery and performance by it of this Agreement or any other Purchase Document.
(g)No Insolvency Event with respect to such Seller has occurred and is continuing.
(h)There is no pending or, to its knowledge, threatened action, proceeding, investigation or injunction, writ or restraining order affecting such Seller or, to the knowledge of such Seller, any of its Affiliates before any court, governmental entity or arbitrator, which could reasonably be expected to have an adverse effect on the enforceability of this Agreement (including, without limitation, the enforceability of the Purchaser’s ownership interest in the Purchased Receivables) or the ability of such Seller to perform its obligations hereunder.
(i)No effective financing statement or other instrument similar in effect covering any Purchased Receivable is on file in any recording office, except those filed in favor of the Purchaser relating to this Agreement, and no competing notice or notice inconsistent with the transactions contemplated in this Agreement remains in effect. Such Seller has not pledged or granted any security interest in any Purchased Receivable to any person except pursuant to this Agreement.
(j)Such Seller is in compliance with all covenants and other agreements contained in this Agreement.
(k)Neither such Seller nor Guarantor nor any of their respective Subsidiaries nor, to the knowledge of such Seller, any Affiliate or any director, officer, agent or other Person acting on behalf of such Seller, Guarantor or any of their respective Subsidiaries (i) is a Sanctioned Person, (ii) has any business affiliation or commercial dealings with, or investments in, any Sanctioned Country or Sanctioned Person or (iii) is the subject of any action or investigation under any Sanctions Laws, AntiCorruption Laws or Anti-Money Laundering Laws.
(l)Neither such Seller nor Guarantor nor any of their respective Subsidiaries nor,

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to the knowledge of such Seller, any Affiliate or any director, officer, agent or other Person acting on behalf of such Seller, Guarantor or any of their respective Subsidiaries has taken any action, directly or indirectly, that would result in a violation by such persons of Sanctions Laws, Anti-Corruption Laws or Anti-Money Laundering Laws; and such Seller and Guarantor each instituted and maintains policies and procedures designed to ensure continued compliance therewith.
(m)The information included in the Certification of Beneficial Owner(s) with respect to such Seller or any of its Subsidiaries is true and correct in all respects.
Section 9.2. Purchased Receivables. Each Seller hereby makes the following representations and warranties with respect to each Purchased Receivable sold by it for the benefit of the Purchaser as of the applicable Purchase Date with respect to such Purchased Receivable:
(a)Prior to giving effect to the sale of such Purchased Receivable, such Seller has a valid ownership interest therein, free and clear of any Adverse Claim. Such Purchased Receivable is a valid, current and freely assignable trade account receivable and the assignment of such Purchased Receivable is not subject to a consent requirement by any third party to the sale or other transfer of such Purchased Receivable or the grant of a security interest or other lien in such Purchased Receivable other than consents previously obtained in writing by such Seller and that remain in effect as of the Purchase Date.
(b)Upon purchase by the Purchaser of such Purchased Receivable from such Seller under the Purchase Documents, such Purchased Receivable will have been validly and absolutely assigned, transferred and sold to the Purchaser and the Purchaser shall acquire a legally valid ownership interest in such Purchased Receivable, free and clear of any Adverse Claim without any need on the part of such Seller or the Purchaser to (i) notify the applicable Approved Obligor (other than, in the case of Seller A, if such Purchased Receivable is an English Law Receivable, the giving of notice of assignment to the applicable Approved Obligor), or (ii) file, register or record any Purchase Document or the sale of such Purchased Receivable under the Laws applicable to such Seller (other than those filings, registrations or recordings that have been made). All of such Seller’s right, title and interest in and to such Purchased Receivable will have been validly sold and absolutely assigned and transferred to the Purchaser, and the Purchaser will have the legal and beneficial right to be paid the face amount of such Purchased Receivable free of any Adverse Claim. Such Purchased Receivable is sold hereunder in good faith and without actual intent to hinder, delay or defraud present or future creditors of such Seller.
(c)Such Purchased Receivable and the applicable Contract constitutes a bona fide, existing and enforceable legal, valid and binding obligation of the applicable Approved Obligor, arising out of an arm’s-length sale by such Seller of Goods and the provision of any related services, in each case, in the ordinary course of its business. The applicable Contract constitutes an existing and enforceable legal, valid and binding obligation of such Seller. Such Purchased Receivable and the related Contract under which it arises comply with, and the Goods with respect thereto have been manufactured in compliance with, and any related services have been provided in compliance with, the requirements of all applicable laws, rules, regulations or orders of any Governmental Authority and do not contravene any agreement binding upon such Seller.

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(d)The Goods deliverable to and any related services provided to the applicable Approved Obligor in connection with such Purchased Receivable were received by such Approved Obligor not later than the applicable Purchase Date.
(e)Such Seller has instructed each Approved Obligor in writing to pay all amounts owing on Purchased Receivables only to a Seller Account, which instructions have not been revoked or otherwise modified. Each Seller Account has been established and is in effect, and each Seller Account is the subject of a valid and existing Account Control Agreement.
(f)As of the applicable Purchase Date, such Purchased Receivable is not subject to any Adjustments except to the extent specifically included in the determination of the Net Face Value for the calculation of the applicable Purchase Price.
(g)The applicable Approved Obligor has not in the past twelve (12) months failed to pay without objection or notice of dispute any material sum due and payable to such Seller in circumstances where such Seller did not waive or consent to such failure.
(h)No note, account, instrument, document, contract right, general intangible, chattel paper or other form of obligation other than that which has been assigned to the Purchaser exists which evidences such Purchased Receivable, and such Purchased Receivable is not evidenced by and does not constitute an “instrument” or “chattel paper” as such terms are defined in the UCC.
(i)The applicable Approved Obligor is not an Affiliate or Subsidiary of any Seller
and is not a Sanctioned Person, and, if such Approved Obligor is identified on Schedule A as requiring a Purchased Receivable Guarantor, such Purchased Receivable Guarantor is not an Affiliate or Subsidiary of any Seller and is not a Sanctioned Person.
(j)Such Purchased Receivable has not been sold or assigned by such Seller to any Person other than the Purchaser.
(k)Neither such Seller, nor, to the best of such Seller’s knowledge, the applicable Approved Obligor, is in default of the applicable Contract or is in breach of its terms.
(l)Neither such Seller nor the applicable Approved Obligor has asserted any Dispute with respect to such Purchased Receivable.
(m)Such Purchased Receivable is denominated in a Designated Currency.
(n)Such Purchased Receivable does not represent a progress billing or a sale on a

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bill-and-hold, guaranteed sale, sale-and-return, sale on approval, consignment, cash-on-delivery or any other repurchase or return basis, does not relate to payments of interest and has not been invoiced more than once.
(o)The Invoice Due Date for such Purchased Receivable is not more than 90 days after the Invoice Date therefor; provided that notwithstanding the foregoing if such Purchased Receivable is an English Law Receivable, the period of time between the issuance of the related Invoice and the Invoice Due Date for such Purchased Receivable: (a) has been specifically agreed between such Seller and the applicable Approved Obligor, and (b) does not exceed 60 days or, where such period does exceed 60 days: (1) is not a deviation from good commercial practice and has been agreed in good faith and in the course of fair dealing (taking into account the nature of goods and services to which such Invoice relates), and (2) there is a legitimate and objective reason for such period to exceed 60 days.
(p)There are no facts known to such Seller concerning such Approved Obligor, such Purchased Receivable or the applicable Contract which are reasonably likely to have an adverse impact on the ability or willingness of such Approved Obligor to pay the Net Face Value for such Purchased Receivable when due, including information concerning any existing or potential Disputes, except as otherwise previously disclosed to the Purchaser.
(q)No Insolvency Event with respect to the applicable Approved Obligor has occurred and is continuing.
(r)There are no actions, claims or proceedings now pending between such Seller and the applicable Approved Obligor related to or in any way connected to such Purchased Receivable. There are no pending or threatened actions or proceedings before any court or administrative agency related to or in any way connected to such Purchased Receivable.
(s)Such Purchased Receivable, if originated by an Approved Obligor identified on Schedule A as having a Purchased Receivable Guarantor, is the subject of a legal, valid and binding guaranty by a Purchased Receivable Guarantor, which guaranty (i) guarantees the payment of such Purchased Receivable on its Invoice Due Date, and (ii) runs to the benefit of, and is enforceable by, Purchaser. To the extent that additional documentation or notices are required to be prepared, executed and/or delivered to the Purchased Receivable Guarantor or additional steps are required to be undertaken, in order to assign such guaranty to Purchaser, such documentation or notices have been prepared, executed and/or delivered and such additional steps have been undertaken.
(t)If such Seller is Seller A, the applicable Approved Obligor is not a natural person and no Personal Data of any natural person appears in the Invoice with respect to such Purchased Receivable.
Section 9.3. Guarantor Representations. The Guarantor hereby makes the following representations and warranties for the benefit of the Purchaser as of the Closing Date and on each Purchase Date:

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(a)The Guarantor is (i) duly organized, validly existing, and, to the extent applicable under the Laws of its jurisdiction of organization, in good standing under the Laws of its jurisdiction of organization and has all organizational powers and all material governmental licenses, authorizations, consents, and approvals required to carry on its business as now conducted and (ii) is qualified to do business in every jurisdiction where the nature of its business requires it to be so qualified, except, with respect to clause (ii), to the extent that failure to so qualify would not reasonably be expected to adversely affect its ability to perform its obligations hereunder and would not have an adverse effect on the interests of the Purchaser under the Purchase Documents.
(b)The Guarantor has the requisite power and authority to enter into and deliver this Agreement, and it has taken all necessary corporate or other action required to authorize the execution, delivery and performance of this Agreement. This Agreement has been duly executed and delivered by the Guarantor.
(c)This Agreement constitutes the legal, valid and binding obligations of the Guarantor, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other Laws of general application affecting the rights and remedies of creditors and general principles of equity, regardless of whether enforcement is sought in proceedings in equity or at Law.
(d)Neither the execution nor the delivery of this Agreement, nor the performance of or compliance with the terms and provisions hereof will conflict with or result in a breach of or give rise to a default under (i) any Laws, (ii) any indenture, loan agreement, security agreement, instrument or other material agreement binding upon the Guarantor or any of its properties, or (iii) any provision of the Guarantor’s organizational documents.
(e)No authorization, consent or approval or other action by, and no notice to or filing with, any Governmental Authority is required to be obtained or made by the Guarantor for the due execution, delivery and performance by it of this Agreement.
(f)No Insolvency Event with respect to the Guarantor has occurred and is continuing.
(g)There is no pending or, to its knowledge, threatened action, proceeding, investigation or injunction, writ or restraining order affecting the Guarantor or, to the knowledge of the Guarantor, any of its affiliates before any court, governmental entity or arbitrator, which could reasonably be expected to have an adverse effect on the enforceability of this Agreement (including, without limitation, the enforceability of the Purchaser’s ownership interest in the Purchased Receivables) or the ability of the Guarantor to perform its obligations hereunder.
(h)Neither the Guarantor nor any of its Subsidiaries nor, to the knowledge of the Guarantor, any affiliate or any director, officer, agent or other Person acting on behalf of the Guarantor or any of its Subsidiaries (i) is a Sanctioned Person, (ii) has any business affiliation or commercial dealings with, or investments in, any Sanctioned Country or Sanctioned Person or (iii) is the subject of any action or investigation under any Sanctions Laws, Anti-Corruption Laws and/or Anti-Money Laundering Laws.

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(i)Neither the Guarantor nor any of its Subsidiaries nor, to the knowledge of the Guarantor, any affiliate or any director, officer, agent or other person acting on behalf of the Guarantor or any of its Subsidiaries, has taken any action, directly or indirectly, that would result in a violation by such persons of any Sanctions Laws, Anti-Corruption Laws or Anti-Money Laundering Laws; and the Guarantor has instituted and maintains policies and procedures designed to ensure continued compliance therewith.
(j)Neither the Guarantor nor any of its Subsidiaries nor, to the knowledge of the Guarantor, any affiliate or any director, officer, agent or other person acting in any capacity in connection with or directly benefitting from the receivables purchase facility established hereby is engaged, will engage, or will conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate any of the prohibitions set forth in any AntiCorruption Laws, Anti-Money Laundering Laws and/or Sanctions Laws by the Guarantor and any of its Subsidiaries, affiliates, directors, officers, employees, agents or other persons acting on behalf of the Guarantor or any of its Subsidiaries.
(k)As of the Closing Date, the information included in the Certification of Beneficial Owner(s) with respect to the Guarantor is true and correct in all respects.
SECTION 10.    COVENANTS.
Section 10.1. Sellers’ Covenants. Each Seller hereby agrees, at all times prior to the Final Collection Date:
(a)To take all necessary steps and actions to preserve its corporate (or other organization) existence and comply in all material respects with all Laws applicable to such Seller in the operation of its business.
(b)To duly perform and comply in all material respects with all terms, provisions, and obligations under each Contract and refrain from taking any action or omitting to take any action which might prejudice or limit the Purchaser’s rights to payment with respect to the Purchased Receivables.
(c)Promptly to notify the Purchaser in writing of (i) such Seller’s knowledge of any material event or occurrence, including, without limitation, any material breach, or default by such Seller or by any Approved Obligor of any of the terms or provisions of any Contract with respect to any Purchased Receivable, any Dispute, or any governmental action affecting the ability of it or such Approved Obligor to perform its obligations under the applicable Contract to which it is a party; or (ii) any change to the UCC and Other Perfection Information within thirty (30) days after such change.
(d)To not modify the terms of any Contract in any manner which would adversely affect the collectability of any Purchased Receivables or rights of the Purchaser as the owner of the Purchased Receivables or would otherwise reduce the amount due thereunder or delay the Invoice Due Date thereof.

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(e)To make all disclosures required by any applicable Law with respect to the sale of the Purchased Receivables hereunder to the Purchaser, and account for such sale in accordance with GAAP.
(f)To not create or permit to exist any Adverse Claim over all or any of such Seller’s or the Purchaser’s rights, title and interest in and to the Purchased Receivables.
(g)To not sell, assign or otherwise transfer the Purchased Receivables, except as specifically provided for herein.
(h)To not close its applicable Seller Account and not to instruct any Approved Obligor to pay any amounts owing under the Purchased Receivables to a bank account other than the applicable Seller Account.
(i)[Reserved].
(j)Promptly following any request therefor, and if any change in the information included in the Certification of Beneficial Owner(s) has occured, to execute and deliver to the Purchaser an updated Certification of Beneficial Owner(s).
(k)Promptly following any request therefor, to deliver to the Purchaser information and documentation reasonably requested by the Purchaser for purposes of compliance with applicable “know your customer” requirements under the PATRIOT ACT, the Customer Due Diligence Rule or other applicable Anti-Money Laundering Laws.
(l)That it will not, directly or indirectly, use the proceeds of any purchase of Receivables under this Agreement, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person, (i) to fund any activities or business of or with any Sanctioned Person, or in any Sanctioned Country, (ii) in any other manner that would result in any Seller, the Guarantor or the Purchaser being in violation of Sanctions Laws or Anti-Money Laundering Laws or (iii) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of Anti-Corruption Laws.
(m)That it will maintain in effect policies and procedures designed to promote compliance by such Seller, its Subsidiaries, and their respective directors, officers, employees, and agents with Sanctions Laws, Anti-Corruption Laws and Anti-Money Laundering Laws.
Section 10.2. Guarantors’ Covenants. Guarantor hereby agrees, at all times prior to the Final Collection Date:
(a)Promptly following any request therefor, and if any change in the information

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included in the Certification of Beneficial Owner(s) has occurred, to execute and deliver to the Purchaser an updated Certification of Beneficial Owner(s).
(b)Promptly following any request therefor, to deliver to the Purchaser information and documentation reasonably requested by the Purchaser for purposes of compliance with applicable “know your customer” requirements under the PATRIOT Act, the Customer Due Diligence Rule or other applicable Anti-Money Laundering Laws.
(c)That it will not, directly or indirectly, use the proceeds of any purchase of Receivables under this Agreement, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person, (i) to fund any activities or business of or with any Sanctioned Person, or in any Sanctioned Country, (ii) in any other manner that would result in any Seller, the Guarantor or the Purchaser being in violation of Sanctions Laws or Anti-Money Laundering Laws or (iii) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of Anti-Corruption Laws.
(d)That it will maintain in effect policies and procedures designed to promote compliance by the Guarantor, its Subsidiaries, and their respective directors, officers, employees, and agents with Sanctions Laws, Anti-Corruption Laws and Anti-Money Laundering Laws.
SECTION 11.    REPURCHASE OF PURCHASED RECEIVABLES; GUARANTY.
Section 11.1. Repurchase Price. As used herein, the “Repurchase Price” with respect to any Purchased Receivable shall be calculated as follows:
RP = PP + AD + AO + I, in which:
Term    Definition

Term		Definition
“RP”	equals	Repurchase Price for such Purchased Receivable as of the applicable Repurchase Date
“PP”	equals
Purchase Price for such Purchased Receivable, net of (1) any Adjustment Reserve Payment for such Purchased Receivable that has not yet been paid to the Seller and (2) any Collections received by the Purchaser with respect to such Purchased Receivable

“AD”	equals	Discount applicable to such Receivable and accrued for the period from the applicable Purchase Date to the applicable Repurchase Date
“AO”	equals	All other amounts then payable by the applicable Seller under the Purchase Documents with respect to such Purchased Receivable as of such Repurchase Date
“I” equals		Interest on such Purchased Receivable after the Maturity Date applicable to such Purchased Receivable accruing at the Discount Rate
Section 11.2. Repurchase. Upon the occurrence of a Repurchase Event with respect to any Purchased Receivable, the Purchaser may, upon written notice to the applicable Seller, require such Seller to repurchase such Purchased Receivable on the Proposed Repurchase Date specified in such notice for an amount equal to the Repurchase Price of such Purchased Receivable.

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Section 11.3. Repurchase Date. Upon delivery of any notice referred to in Section 11.2, (a) the Repurchase Price together with all other amounts under this Agreement and the other Purchase Documents with respect to the applicable Purchased Receivable shall become due and payable immediately, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Sellers; (b) the applicable Seller shall pay to the Purchaser by deposit in the Purchaser’s Account such Repurchase Price on the Proposed Repurchase Date specified in such notice, which, in any event, shall not be sooner than two (2) and not later than five (5) Business Days from the date of the delivery of such notice; (c) on receipt of such Repurchase Price, the Purchaser shall (at the cost and expense of the applicable Seller) execute such documents as may be necessary to re-assign, without recourse, representation or warranty, and at no further cost to the Purchaser, such Purchased Receivable to the applicable Seller; and (d) following receipt of such Repurchase Price by the Purchaser, such Seller shall be entitled to any additional Collections paid with respect to such Purchased Receivable and the Purchaser shall have no further obligation to pay any Adjustment Reserve Payment with respect to such Purchased Receivable.
Section 11.4. Guaranty. The Guarantor, as the indirect ultimate parent of each Seller, acknowledges and agrees that it derives benefit from the purchase of Receivables from each Seller by the Purchaser pursuant to this Agreement. The Guarantor hereby unconditionally and irrevocably guarantees to the Purchaser, as primary obligor and not merely as surety, the complete and timely payment and performance on demand (after notice thereof by the Purchaser) of all obligations of each Seller arising under or pursuant to this Agreement, including, without limitation, the obligations of each Seller to make any payment to the Purchaser required hereby, regardless of the nature of the transactions contemplated hereby, the obligations set forth in Section 5.2 (Servicing Covenants), Section 11.2 (Repurchase), Section 12.1 (Taxes), Section 13.1 (Indemnity) and Section 13.2 (Expenses); provided, however, that the Guarantor shall have no obligations hereunder with respect to any non-payment of any Purchased Receivable resulting solely from an Insolvency Event of the applicable Approved Obligor or the financial inability of the Obligor to pay such Purchased Receivable on the applicable Invoice Due Date. This guaranty is an irrevocable, absolute, present and continuing guaranty of prompt payment and performance, and is in no way conditional or contingent upon any attempt to collect from or bring action against any Seller, or perfect or enforce any security or upon any other action, occurrence or circumstance whatsoever. The liability of the Guarantor hereunder is independent of and not in consideration of or contingent upon the liability of any other person under this or any similar instrument and the release of, or cancellation by, any party to this or a similar instrument shall not act to release or otherwise affect the liability of the Guarantor hereunder. It shall not be necessary for the Purchaser (and the Guarantor hereby waives any rights which the Guarantor may have to require the Purchaser), in order to enforce the obligations of the Guarantor hereunder, first to (i) institute suit or exhaust its remedies against any Seller or any other person, (ii) enforce the Purchaser’s rights against any collateral which shall ever have been given to secure performance under this Agreement, (iii) exhaust any remedies available to the Purchaser against any collateral which shall ever have been given to secure performance under this Agreement, or (iv) resort to any other means of obtaining payment of the obligations of any Seller hereunder. The liability of the Guarantor hereunder shall be absolute and unconditional irrespective of: (i) any lack of validity or enforceability of any obligation of any Seller hereunder or of this Agreement or any other Purchase Document as against any Seller; (ii) any amendment or waiver of this Agreement or any other Purchase Document executed by any Seller; or (iii) any challenge to, or lack of validity of, any Seller’s ownership interest (immediately prior to each purchase hereunder) in the Purchased Receivables.
SECTION 12.    TAXES, ETC.

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Section 12.1. Taxes. All payments to be made by any Seller or the Guarantor under this Agreement shall be made free and clear of and without deduction for or on account of all Taxes, except to the extent that such Seller or the Guarantor is required by law to make payment subject to any Taxes. All Taxes required to be deducted or withheld from any amounts paid or payable by a Seller or the Guarantor under this Agreement shall be paid by such Seller or the Guarantor, as applicable, within the time allowed under the relevant law. In addition, if any Taxes or amounts in respect of Taxes must be deducted from any amounts payable by a Seller or the Guarantor under this Agreement, such Seller or the Guarantor shall pay such additional amounts as may be necessary to ensure that the Purchaser receives a net amount equal to the full amount which the Purchaser would have received had payment not been made subject to deduction of Tax by such Seller or the Guarantor. Within 30 days of each payment to the relevant taxation authority by a Seller or the Guarantor under this Section 12.1 of Tax or in respect of Taxes, such Seller or the Guarantor shall deliver to the Purchaser if the same is available an original receipt or other appropriate evidence issued by the authority to whom the payment was made that the Tax has been duly remitted to the appropriate authority. Nothing contained in this Agreement shall interfere with the right of the Purchaser to arrange its Tax affairs in whatever manner it thinks fit and, in particular, the Purchaser shall not be under any obligation to claim credit, relief, remission, repayment or other benefit from or against its corporate profits or similar Tax liability in respect of the amount of any deduction in priority to any other claims, reliefs, credits or deductions available to it, nor shall any Seller or the Guarantor be entitled to make any enquiries of the Purchaser in relation to the Purchaser’s Tax affairs. The Purchaser shall (if and to the extent that it is entitled to do so under applicable law) submit in duplicate (i) to any applicable Seller within 21 days after the Closing Date, and, in any event, prior to the date of the first payment by any Seller to the Purchaser, duly completed and signed copies of either Form W-8BEN (relating to the Purchaser and claiming complete or partial exemption from withholding on all amounts (to which such withholding would otherwise apply) to be received by the Purchaser including fees, from such Seller pursuant to this Agreement) or Form W-8ECI (relating to all amounts (to which such withholding would otherwise apply) to be received by the Purchaser, including fees, from such Seller pursuant to this Agreement). In addition and from time to time the Purchaser shall (if and to the extent that it is entitled to do so under applicable law) submit to any applicable Seller such additional duly completed and signed copies of one or the other of such Forms (or such successor forms as shall be adopted from time to time by the relevant United States taxation authorities) and any additional information as may be required under then current United States law, regulations or any income tax treaty to which the United States is a party to claim the inapplicability of, or exemption or partial exemption from, United States withholding (including backup withholding) taxes on payments in respect of all amounts (to which such withholding would otherwise apply) to be received by the Purchaser including fees, from such Seller pursuant to this Agreement.
Section 12.2. Duties and Taxes. All stamp, documentary, registration or other like duties or Taxes (excluding Taxes upon or measured by the net income of the Purchaser and any Taxes that are the subject of Section 12.1), including Taxes and any penalties, additions, fines, surcharges or interest relating thereto, or any notarial fees which are imposed or chargeable on or in connection with this Agreement or any other Purchase Document or any other document executed pursuant hereto or thereto shall be paid by the Sellers, it being understood and agreed that the Purchaser shall be entitled but not obligated to pay any such duties or Taxes (whether or not they are its primary responsibility), and the Sellers shall on demand indemnify the Purchaser against those duties or Taxes and against any costs and expenses so incurred by it in discharging them. Without prejudice to the survival of any other provision hereof, the terms of this Section 12.2 shall survive the termination of this Agreement and payment of all other amounts payable hereunder.
SECTION 13.    MISCELLANEOUS.

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Section 13.1. Indemnity. Each Seller agrees to indemnify, defend and save harmless the Purchaser (including each of its branches) and its affiliates, officers, directors, employees or other agents (each, an “Indemnified Party”), forthwith on demand, from and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, suits, costs, expenses and disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel for each Indemnified Party in connection with any investigative, administrative or judicial proceeding or hearing commenced or threatened by any Person, regardless of whether any such Indemnified Party shall be designated as a party or a potential party thereto, and any fees or expenses incurred by each Indemnified Party in enforcing this indemnity), whether direct, indirect, special or consequential and whether based on any federal, state or foreign Laws, on common law or equitable cause or on contract or otherwise, that may be imposed on, incurred by or asserted against any such Indemnified Party, in any manner relating to or arising out of or incurred in connection with this Agreement, the other Purchase Documents, any Purchased Receivable or any of the transactions contemplated hereby or thereby, including, without limitation, with respect to (i) any representation or warranty made or deemed made by such Seller under or in connection with this Agreement or any of the other Purchase Documents which shall have been incorrect as of the date when made or any failure of such Seller to comply with its covenants and other agreements contained in this Agreement or any other Purchase Document (including, without limitation, (x) the failure to deliver a Non-Payment Report with respect to any Overdue Receivable on or prior to the date such report is required to be delivered pursuant to Section 5.4 and (y) a breach of its obligations under Section 4.3 with respect to a Purchased Receivable), (ii) any Retained Obligations of such Seller, and (iii) any payment received by the Purchaser in respect of any obligation hereunder or any recovery (whether pursuant to a claim, proof, judgment, order or otherwise) with respect to any such obligation, in each case under this clause (iii), being made in a currency other than that in which it is due (collectively, the “Indemnified Liabilities”); provided, no Seller shall have any obligation to any Indemnified Party hereunder with respect to (i) any Indemnified Liabilities to the extent such Indemnified Liabilities arise from the gross negligence or willful misconduct of that Indemnified Party, in each case, as determined by a final, non-appealable judgment of a court of competent jurisdiction, or (ii) any non-payment by the applicable Approved Obligor or Purchased Receivable Guarantor of any Purchased Receivable resulting solely from an Insolvency Event of the applicable Approved Obligor or Purchased Receivable Guarantor or the financial inability of the Approved Obligor or Purchased Receivable Guarantor to pay such Purchased Receivable on the applicable Invoice Due Date. Without prejudice to the survival of any other provision hereof, the terms of this Section 13.1 shall survive the termination of this Agreement and payment of all other amounts payable hereunder.
Section 13.2. Expenses. The Sellers agree to pay promptly on demand (a) all actual, out-ofpocket and reasonable costs and expenses (including due diligence expenses) incurred by the Purchaser in connection with the negotiation, preparation and execution of the Purchase Documents and any consents, amendments, waivers or other modifications thereto and the transactions contemplated thereby, including, without limitation, the reasonable fees, expenses and disbursements of counsel to the Purchaser in connection therewith (provided, that the Sellers shall not be obligated hereunder to pay the Purchaser for the Purchaser’s attorneys’ fees (excluding, for the avoidance of doubt, expenses and disbursements of the Purchaser’s counsel) in excess of $75,000 in connection with the negotiation, preparation and execution of the Purchase Documents delivered on the Closing Date); and (b) all costs and expenses, including reasonable attorneys’ fees and costs of settlement, incurred by the Purchaser in enforcing any obligations of any of the Sellers under any Purchase Document or in collecting any payments due from any Seller hereunder or under the other Purchase Documents or in connection with any refinancing or restructuring of the purchase arrangements provided hereunder in the nature of a “work-out” or pursuant to any insolvency or bankruptcy cases or proceedings.

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Without prejudice to the survival of any other provisions hereof, the terms of this Section 13.2 shall survive the termination of this Agreement and payment of all other amounts payable hereunder.
Section 13.3. Setoff. In addition to any rights now or hereafter granted under applicable Law or any other provision of this Agreement and not by way of limitation of any such rights, the Purchaser is hereby authorized by each Seller upon notice to the applicable Seller, to set off and to appropriate and to apply any and all deposits (general or special, including indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts) and any other indebtedness at any time held or owing by the Purchaser to or for the credit or the account of any Seller against and on account of any obligations and liabilities of such Seller to the Purchaser hereunder and under the other Purchase Documents, including all claims of any nature or description arising out of or connected hereto or with any other Purchase Document, irrespective of whether or not (a) the Purchaser shall have made any demand hereunder or (b) any amounts payable hereunder shall have become due and payable pursuant hereto and although such obligations and liabilities, or any of them, may be contingent or unmatured.
Section 13.4. Notices, Addresses. All notices, requests and demands given or made under the Purchase Documents shall be given or made in writing using the address as specified below or such other address as the party may designate to the other party in accordance with the provisions of this Section 13.4:

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If to Purchaser:
MUFG Bank, Ltd.
1221 Avenue of the Americas
New York, New York 10020
Attn: Gauri Duggal
Email: gduggal@us.mufg.jp
With a copy to:
Arnold & Porter Kaye Scholer LLP
250 West 55th Street
New York, New York 10019-9710
Attn: Jonathan Arkins
Phone: 212-836-7304
Email: jonathan.arkins@arnoldporter.com

If to Seller A:
Zebra Technologies Europe Limited
Dukes Meadow, Millboard Road, Bourne End
Buckinghamshire, SL85XF, United Kingdom
Attn: General Manager
with a copy to:
Zebra Technologies Corporation
3 Overlook Point
Lincolnshire, IL 60609
Attn: Senior Vice President and General Counsel
Telephone: (847) 634-6700
Facsimile: (847) 913-8766

and to:
Polsinelli
900 W. 48th Place, Suite 900
Kansas City, Missouri 64112-1895
Attn: Kraig Kohring
Phone: 816-360-4163
Email: kkohring@polsinelli.com

If to any Additional Seller:	Such Additional Seller’s address and other contact information as notified by such Additional Seller to the Purchaser in writing at or prior to the time such Additional Seller becomes a party hereto
If to the Guarantor:
Zebra Technologies Corporation
3 Overlook Point
Lincolnshire, IL 60609
Attn: Senior Vice President and General Counsel
Telephone: (847) 634-6700
Facsimile: (847) 913-8766

with a copy to:
Polsinelli
900 W. 48th Place, Suite 900
Kansas City, Missouri 64112-1895
Attn: Kraig Kohring
Phone: 816-360-4163
Email: kkohring@polsinelli.com

All notices, requests and demands shall be deemed to have been duly given or made (a) if mailed via a reputable international courier, when it has been delivered to the relevant address with proof of delivery, or

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(b) if sent by electronic mail, when the sender has received confirmation that the recipient has received such electronic mail; provided, if any communication is received after a recipient's normal business hours, such communication shall be deemed received upon the opening of the recipient's next Business Day. Each Seller, the Guarantor and the Purchaser shall promptly inform each other of any changes in their respective addresses, email addresses or facsimile numbers specified herein.
Section 13.5. Certificates and Determinations. Any certification or determination by the Purchaser of a rate or amount under any Purchase Document shall be, absent manifest error, conclusive evidence of the matters to which it relates.
Section 13.6. Assignments and Transfers. (a) The Purchaser may at any time participate any of its rights under the Purchase Documents to another bank or financial institution. The Purchaser may at any time assign or transfer any of its rights under the Purchase Documents to another bank or financial institution with the written consent of Seller A which shall not be unreasonably withheld; provided that (i) no such consent shall be required if a Seller is in breach of its obligations hereunder, and (ii) Purchaser may assign or transfer Purchased Receivables to another bank or financial institution without Seller A’s prior written consent. Neither the Sellers nor the Guarantor may assign or otherwise transfer its rights, benefits or obligations under the Purchase Documents without the prior written consent of the Purchaser. Subject to the foregoing, this Agreement shall be binding on and shall inure to the benefit of each party hereto and its successors and assigns.
(b)    Notwithstanding anything herein to the contrary, the Purchaser may assign or pledge a security interest in all or any portion of its rights under this Agreement to secure obligations of the Purchaser, including any pledge or assignment to secure obligations to a Federal Reserve Bank or any other central bank. No such assignment and/or pledge shall release the Purchaser from its obligations hereunder.
Section 13.7. Waivers, Remedies Cumulative. No failure to exercise, nor any delay in exercising, on the part of the Purchaser, any right or remedy under the Purchase Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise thereof or the exercise of any other right or remedy. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by Law.
Section 13.8. Accounting Treatment; Non-Reliance. Each Seller and the Guarantor agrees and acknowledges that (i) it is a sophisticated party in relation to this Agreement; (ii) it has made its own independent decision to enter into the Agreement, the other Purchase Documents to which it is a party and the transactions contemplated hereby and thereby and, in connection therewith, has obtained such independent accounting, legal, tax, financial and other advice as it deems necessary and appropriate (including, without limitation, as to the appropriate treatment of such transactions for accounting, legal, tax and other purposes) and (iii) it has not relied upon any representation or advice from Purchaser, Purchaser's affiliates or any of their respective directors, officers, employees, contractors, counsel, advisors or other representatives in this regard.
Section 13.9. Third Party Rights. Other than as specifically provided in this Agreement, no Person not a party to this Agreement shall be deemed a third party beneficiary hereof.
Section 13.10. Counterparts. Each Purchase Document may be executed in any number of counterparts, and by the different parties thereto on separate counterparts; each such counterpart shall be deemed an original and all of such counterparts taken together shall be deemed to constitute one and the

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same instrument. A facsimile or electronic copy of an executed counterpart of this Agreement shall be effective as an original for all purposes.
Section 13.11. Entire Agreement; Amendments etc. The Purchase Documents constitute the entire agreement between the parties hereto in relation to the transactions contemplated hereby, and supersede all previous proposals, agreements and other written and oral communications in relation thereto. Except as expressly provided otherwise herein or in the relevant other Purchase Document, neither this Agreement nor any other Purchase Document nor any provision of any of the foregoing may be modified, amended, waived (including, without limitation, a waiver of a breach by a Seller of a representation, warranty or covenant), supplemented, discharged, cancelled or terminated orally or by any course of dealing or by any other manner, in each instance, except by an agreement in writing executed by the Purchaser and the other parties to the relevant Purchase Document.
Section 13.12. Exclusion of Liability. To the extent permitted by applicable Law, none of the Sellers shall assert, and each Seller hereby waives, any claim against the Purchaser and its affiliates, members of the board of directors, employees, attorneys, agents or sub-agents, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) (whether or not the claim therefor is based on contract, tort or duty imposed by any applicable legal requirement) arising out of, in connection with, as a result of, or in any way related to, this Agreement or any other Purchase Document or any agreement or instrument contemplated hereby or thereby or referred to herein or therein, the transactions contemplated hereby or thereby, any purchase or the use of the proceeds thereof or any act or omission or event occurring in connection therewith, and each Seller hereby waives, releases and agrees not to sue upon any such claim or any such damages, whether or not accrued and whether or not known or suspected to exist in its favor. Notwithstanding the foregoing, each Seller shall remain liable for its obligations under Section 13.1.
Section 13.13. Invalidity. If at any time any provision of the Purchase Documents shall be adjudged by any court or other competent tribunal to be illegal, invalid or unenforceable, the validity, legality, and enforceability of the remaining provisions hereof shall not in any way be affected or impaired, and the parties hereto will use their best efforts to revise the invalid provision so as to render it enforceable in accordance with the intention expressed in this Agreement.
Section 13.14. Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the State of New York without regard to the principles of conflicts of law thereof (other than Sections 5-1401 and 5-1402 of the New York General Obligations Law).
Section 13.15. Consent to Jurisdiction. Any litigation based hereon, or arising out of, under or in connection with this Agreement or any other Purchase Document, may be brought and maintained in the courts of the State of New York sitting in New York County, New York or in the United States district court for the Southern District of New York. Each Seller and the Guarantor hereby expressly and irrevocably submits to the jurisdiction of the courts of the State of New York sitting in New York County, New York and of the United States district court for the Southern District of New York for the purpose of any such litigation. Each Seller and the Guarantor further irrevocably consents to the service of process by registered mail, postage prepaid, to the address specified in Section 13.4 or by personal service within or without the State of New York. Further, each Seller hereby irrevocably and unconditionally appoints Zebra Technologies International LLC, 111 Eighth Avenue, New York, New York, 10011, as its authorized agent (in such capacity with its successors, the “Process Agent”) to receive, accept and acknowledge for and on behalf of such Seller and its property, service of any and all legal process, summons, complaints, notices and documents which

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may be served in any suit, action or proceeding based on this Agreement or any other Purchase Document. Such appointment shall continue until the appointment and acceptance of a successor process agent pursuant to the provisions of this Section. Each Seller acknowledges and confirms that the Process Agent has agreed to act as said agent for service of process. Each Seller agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid and in the event that for any reason the agent mentioned above shall be unwilling or unable to continue to serve as agent for such Seller as set forth in this paragraph, such Seller shall promptly appoint a successor satisfactory to the Purchaser so to serve, advise the Purchaser of such appointment and deliver to the Purchaser evidence in writing of the successor agent’s acceptance of such appointment. Service of process upon the Process Agent shall be deemed, in every respect, effective service of process upon such Seller. The failure of the Process Agent to give a Seller notice of the service of any process shall not affect the validity of any proceeding based on that process or any judgment obtained pursuant to it. Nothing in this Section 13.15 shall affect the right of the Purchaser to serve legal process in any other manner permitted by Law. Each Seller expressly and irrevocably waives, to the fullest extent permitted by Law, any objection which it may now or hereafter have to the laying of venue of any such litigation brought in any such court and any claim that any such litigation has been brought in an inconvenient forum.
Section 13.16. WAIVER OF JURY TRIAL. EACH SELLER, THE GUARANTOR AND THE PURCHASER HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT, ANY OTHER PURCHASE DOCUMENT OR ANY APPLICATION, INSTRUMENT, DOCUMENT, AMENDMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR ARISING FROM ANY BANKING RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT AND THE OTHER PURCHASE DOCUMENTS, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.
Section 13.17. USA Patriot Act. The Purchaser hereby notifies each Seller and the Guarantor that pursuant to the requirements of the USA PATRIOT Improvement and Reauthorization Act, Title III of Pub. L. 109-177 (signed into law March 9, 2009), as amended from time to time (the “PATRIOT Act”), it is required to obtain, verify, and record information that identifies each Seller and the Guarantor, which information includes the name and address of each Seller and the Guarantor and other information that will allow the Purchaser to identify each Seller and the Guarantor in accordance with the PATRIOT Act.
Section 13.18. Confidentiality. Each party hereto agrees to hold the Purchase Documents, the transactions contemplated thereby and all non-public information received by it in connection therewith from any other party hereto or its agents or representatives in confidence and agrees not to provide any Person with copies of this Agreement or such non-public information other than (a) to its affiliates and any officers, directors, members, managers or employees of such party or any of its affiliates and then only to the extent this Agreement, any other Purchase Document or such information is required or useful in connection with this Agreement, any other Purchase Document or any of the transactions contemplated thereunder (including, without limitation, the administration, operation, analysis, audit, review or enforcement of any aspect of any of the foregoing), (b) to any outside accountants, auditors or attorneys of such party or any of its affiliates, (c) to any prospective or actual assignee or participant which (in each case) has signed a confidentiality agreement containing provisions substantively identical to this Section 13.18 or has agreed to be subject to the terms of this Section 13.18 or has entered into a confidentiality agreement with one or more of the Sellers or any affiliates thereof with respect to the receivables purchase arrangements

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hereunder, (d) to credit support providers if they agree to hold it confidential pursuant to customary commercial terms, (e) to Governmental Authorities with appropriate jurisdiction (including filings required under securities Laws), (f) to the service provider with whom the Purchaser subcontracts use of the PrimeRevenue System provided that such service provider agrees to hold such information confidential pursuant to customary commercial terms, (g) appropriate filings under the UCC and other similar filings or registrations under other applicable Law, and (h) as may be required or advisable under English Law to perfect, assure priority, maintain the perfection or priority of or otherwise protect the Purchaser’s interest in Purchased Receivables constituting English Law Receivables. Notwithstanding the above stated obligations, the parties hereto will not be liable for disclosure or use of such information which: (i) was required by Law, including pursuant to a valid subpoena or other legal process, (ii) is disclosed or used in connection with the exercise of any remedies hereunder or any suit or proceeding relating to this Agreement or any other Purchase Document or the enforcement of rights hereunder or thereunder, or (iii) is, at the time of the disclosure, generally known to the public (without breach of any of such Person’s obligations hereunder).
Section 13.19. Communication Through the PrimeRevenue System. Each party hereto consents to the communication and delivery of offers, acceptances, Purchase Requests and other communications and the creation of binding contracts through the PrimeRevenue System, although such communications are by electronic means rather than in writing on paper. Each party hereto waives any claim or defense that any such offers, acceptances, Purchase Requests or other communications and any contracts arising therefrom are not binding or enforceable as a result of their being communicated electronically rather than in writing on paper.
Section 13.20. Judgment Currency. If, for the purposes of obtaining or enforcing judgment in any court in any jurisdiction, it becomes necessary to convert into the currency of the country in which such court is located (the “Judgment Currency”) any obligation denominated in another currency, then the date on which the rate of exchange for conversion is selected by the court is referred to herein as the “Conversion Date”. If there is a change in the rate of exchange between the Judgment Currency and the other currency between the Conversion Date and the actual receipt by the Purchaser of the amount of such obligation or under any such judgment, the relevant Seller will, notwithstanding any such judgment, pay all such additional amounts as may be necessary to ensure that the amount received by the Purchaser in the Judgment Currency, when converted at the rate of exchange prevailing on the date of receipt, will produce the amount due in the other currency. Each Seller’s liability hereunder constitutes a separate and independent liability which shall not merge with any judgment or any partial payment or enforcement of payment of sums due under this Agreement or any other Purchase Document.
[Remainder of page intentionally left blank]

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IN WITNESS WHEREOF, the parties have executed this Agreement by their undersigned, duly authorized officers on the date first above written:

SELLER A:

ZEBRA TECHNOLOGIES EUROPE LIMITED

By: ______________________
Name: Colleen O'Sullivan
Title: Director

GUARANTOR:

ZEBRA TECHNOLOGIES CORPORATION

By: ______________________
Name: Michael Dennen
Title: Authorized Officer

PURCHASER:

MUFG BANK, LTD.

By: ______________________
Name:
Title:

[Signature Page to Master Accounts Receivable Purchase Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement by their undersigned, duly authorized officers on the date first above written:

SELLER A:

ZEBRA TECHNOLOGIES EUROPE LIMITED

By:
Name: Colleen O'Sullivan
Title: Director

GUARANTOR:

ZEBRA TECHNOLOGIES CORPORATION

By:
Name: Michael Dennen
Title: Authorized Officer

PURCHASER:

MUFG BANK, LTD.

By:
Name: Richard Gregory Hurst
Title: Managing Director

[Signature Page to Master Accounts Receivable Purchase Agreement]

SCHEDULE A TO
MASTER ACCOUNTS RECEIVABLE PURCHASE AGREEMENT Approved Obligors

Approved Obligor	Approved Obligor Sublimit (USD)	Initial Approved Obligor Buffer Period	Approved Obligor Adjustment Rate	Applicable Margin (per annum)	Purchased Receivables Guarantor Required	Usage Fee Accrual	Usage Fee Trigger	Usage Fee Rate (per annum)
Ingram Micro Pan Europe GMBH	$50,000,000	6 days	29%	1.50%	Yes	Yes	50%	0.75%
ScanSource Europe SPRL	$40,000,000	6 days	40%	1.35%	Yes	No	n/a	n/a
Schedule A - 1 163908148

SCHEDULE B TO
MASTER ACCOUNTS RECEIVABLE PURCHASE AGREEMENT
UCC and Other Perfection Information

(a)	Name: Zebra Technologies Europe Limited

(b)	Chief Executive Office: Dukes Meadow, Millboard Road, Bourne End
SL85XF, United Kingdom
Attn: General Manager

(c)	Jurisdiction of Organization: United Kingdom

(d)	Organizational Number: 02881068

(e)	Changes in Location, Name
and Corporate Organization in
the last 5 years:     None

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Schedule B - 1
SCHEDULE C TO
MASTER ACCOUNTS RECEIVABLE PURCHASE AGREEMENT
Electronic Services Schedule
This Electronic Services Schedule (this “Schedule”) is attached and made a part of the Agreement (as defined herein). In the event of any conflict between the terms and conditions of the Agreement and the terms and conditions of this Schedule, the terms and conditions of this Schedule shall control. Capitalized terms used herein not otherwise defined herein shall have the meanings ascribed thereto in the Agreement.
Section 1.    As used herein:
“Agreement” means the Master Accounts Receivable Purchase Agreement, dated as of December 19, 2018, among Zebra Technologies Europe Limited, an English private company limited by shares (“Seller A”), each affiliate of Seller A that becomes a party thereto as a seller in the sole and absolute discretion of the Bank (as hereinafter defined) (each, an “Additional Seller”; and, together with Seller A, each, a “Seller”, and collectively, the “Sellers”), Zebra Technologies Corporation, a Delaware corporation (the “Guarantor”) and MUFG Bank, Ltd., (“Bank”), including this Schedule, as such agreement may be amended, restated, supplemented or otherwise modified from time to time in accordance with its terms.
“Message” means all messages or other information sent or received by a Seller in connection with the Agreement using the Program web portal.
“PrimeRevenue” means PrimeRevenue, Inc., which is a Service Provider hereunder.
“Program web portal” means the system interface of the Service Provider to be used by Bank and each Seller so as to operate this Agreement or any updated or replacement system from time to time.
“Service Provider” means any person with whom an agreement has been entered into by Bank and to whom the performance of certain obligations or exercise of certain rights in respect of the giving and receiving of Messages, and not in respect of any purchase of Receivables, is from time to time subcontracted by Bank.
Section 2.    Service Provider
The parties to the Agreement agree that the Service Provider is and will be the service provider solely for Bank and not the sub-contractor or agent of any Seller. Each Seller consents to Bank outsourcing to the Service Provider the management of certain administrative functions under the Agreement, it being understood that only the rights and obligations issuing from this Schedule shall be outsourced.
Section 3.    Service Provider’s Systems and Platform
3.1. To operate this Agreement, each Seller and Bank shall use the Program web portal, subject to Section 4.9 below.

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3.2. Program related data will be updated and available for view access by each Seller and Bank on a day to day basis in the Program web portal.
3.3. Each Seller will upload and download information pertaining to Purchase Requests from the Program web portal.
3.4. As of the date of this Schedule, the Service Provider means PrimeRevenue. Bank may replace the Service Provider at any time or terminate this Schedule, and will give written notice thereof to the Sellers.
Section 4.    Use of Service Provider’s Systems and Platform
4.1. Each Seller shall have the right to use the content of the Program web portal to print and use reports downloaded from the Program web portal, and to save reasonable copies to its hard drive, in each case solely for the purposes contemplated by the Agreement. Any copying, distribution, or commercial use of any of the content of the Program web portal not in furtherance of or related to the commercial purposes of the Agreement is strictly forbidden. Notwithstanding the foregoing, each Seller is entitled to share any such content with its Affiliates and its and such Affiliates’ attorneys, accountants, and tax advisors, or any Governmental Authority.
4.2. Service Provider retains all right, title, and interest in and to its Program web portal, including all software and other intellectual property underlying the Program web portal and associated therewith, all derivative works thereof, and in all media, but specifically excluding any materials, intellectual property or information provided by any Seller or Bank (collectively, “Member Content”), all of which shall remain the property of the contributing party. Other than a royalty-free license to use the Program web portal during the term of this Schedule, nothing contained herein shall be construed as the grant of a license or other right by Service Provider to the Sellers of the Program web portal or any intellectual property underlying or associated with the Program web portal. Each Seller grants to Service Provider for the term of this Schedule a royalty free, non-exclusive license to use, reproduce, display and modify such Seller’s Member Content for the purpose of allowing Service Provider to render the contractedfor services to Bank.
4.3. All of the design, text, graphics and the selection and arrangement thereof included in the Program web portal are protected by the copyright laws of the United States and foreign countries. The Program web portal and all associated intellectual property rights are owned by Service Provider and its licensors. All rights not expressly granted to the Sellers are reserved to Service Provider and its licensors. Each Seller acknowledges that (a) the Program web portal incorporates confidential and proprietary information developed or acquired by Service Provider, including the software underlying the Program web portal; (b) it shall use such information solely for the purposes set forth herein; and (c) it shall not disclose any such information to third parties except to its Affiliates, and its and their employees, officers, legal counsel, financial advisors and auditors, so long as such parties are bound by written or fiduciary obligations no less stringent than those set forth herein, and such Seller remains primarily responsible for any unauthorized use or disclosure of the information by such third parties. This Section 4.3 shall survive the termination of this Schedule for a period of one year.
4.4. Service Provider may access and use the non-public financial, transactional and other information that is processed under this Agreement or otherwise acquired by Service Provider in connection with the Program web portal (“Seller Data”) for the purposes of providing and operating the Program web portal. In addition, Service Provider may access and use Seller Data on an aggregate basis for

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the purpose of preparing statistical analyses, reports, and benchmarking statistics for Service Provider’s own use and for general marketing purposes related to trends and overall use of the Program web portal and related services. Each Seller represents that it has the right to permit Service Provider to use Seller Data as described in this Agreement and that such use will not violate any third person’s rights.
4.5. Each Seller acknowledges that Service Provider may transfer Seller Data to a third person, in connection with: (a) any assignment arising from the acquisition of all or substantially all of its assets or equity interests; or (b) a delegation of hosting or other duties, provided that such third party service provider agrees to abide by appropriate confidentiality obligations.
4.6. The parties may disclose Seller Data if required by applicable law to any government body, or duly authorized representatives thereof, upon an audit or other inspection by any of the same of the records or facilities of Service Provider. The applicable Seller will be notified promptly upon receipt of any order and upon the implementation of any change in laws which requires disclosure of Seller Data.
4.7. Each Seller hereby acknowledges that Service Provider reserves the right to: (a) terminate such Seller’s access to and use of the Program web portal if such Seller permits any unauthorized third person or entity to access and use the Program web portal; and (b) interrupt or disable access to and use of all or any part of the Program web portal if necessary to prevent or protect against fraud, hacking, or illegal conduct or otherwise protect Service Provider’s personnel or the Program web portal, in Service Provider’s sole discretion and without notice.
4.8. EACH SELLER ACKNOWLEDGES THAT NO WARRANTIES OR CONDITIONS, WHETHER EXPRESS, IMPLIED OR STATUTORY, INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE ARE MADE BY SERVICE PROVIDER WITH RESPECT TO THE PROGRAM WEB PORTAL, THE UNDERLYING SOFTWARE, OR ANY SERVICES PROVIDED BY SERVICE PROVIDER, AND SUCH PROGRAM WEB PORTAL, SOFTWARE, AND SERVICES ARE PROVIDED ON AN “AS IS, WHERE IS, AND AS AVAILABLE” BASIS. SERVICE PROVIDER EXPRESSLY DISCLAIMS LIABILITY AND SPECIFICALLY DENIES ANY RESPONSIBILITY FOR (A) THE COMPLETENESS, ACCURACY OR QUALITY OF INFORMATION OR ANY MEMBER CONTENT OBTAINED THROUGH THE PROGRAM WEB PORTAL, AND (B) ANY SELLER’S USE OF OR INABILITY TO USE THE PROGRAM WEB PORTAL. THE USE OF THE PROGRAM WEB PORTAL, AND ANY MEMBER CONTENT OR INFORMATION OBTAINED VIA THE PROGRAM WEB PORTAL, IS AT EACH SELLER’ S OWN RISK.
4.9. Bank has the obligation to view the Messages sent in accordance with this Schedule and to act upon them under the terms of the Agreement, and, during any unavailability of the Program web portal for the purposes hereof, or following the change of Service Provider, accept or receive Purchase Requests and other notices as otherwise provided in the Agreement.
Section 5.    Security. Each Seller agrees that:
5.1. Such Seller’s authorized employees may access the Program web portal using a unique user ID and password issued by Service Provider. Such Seller and each authorized employee shall not allow any other individual to use such employee’s unique user ID and password to access the Program web portal. Such Seller and each authorized employee shall remain responsible for maintaining

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the strict confidentiality of the user IDs and passwords created for such Seller’s authorized employees;
5.2. it will not intentionally or knowingly interfere with, defeat, disrupt, circumvent or tamper with or attempt to gain unauthorized access to the Program web portal or other information or instruction that is, by the terms of the Agreement to be transmitted through the Program web portal, or with the restrictions on use of functionality or access to information on any portion of the Program web portal, or attempt to do so; and
5.3. it will not intentionally or knowingly introduce into any portion of the Program web portal any device, software or routine, including but not limited to viruses, Trojan horses, worms, time bombs and cancelbots or other data or code that harms, or may adversely affect, the operation of the Program web portal.
Section 6. Representations, Warranties and Covenants of the Sellers. Each Seller hereby represents, warrants and covenants to and with Bank as follows:
6.1. Such Seller’s use of the Program web portal is solely to settle genuine and lawful commercial trade transactions, arising in the ordinary course of business, for the purchase or sale of goods (including Receivables as defined under the Agreement) and/or services by or to such Seller from or to Bank or other third parties. Such Seller shall not use the Program web portal for investment or arbitrage functions or purposes, or for any money laundering purpose, or in contravention of any law or regulation, and any activity undertaken via the Program web portal shall not be used in furtherance of any of the foregoing.
6.2. Information provided by such Seller to Bank or Service Provider from time to time in connection with this Schedule is and shall be true and accurate in all material respects at the time given.
Section 7. No Implied Duties. Without limiting the liabilities of Bank under the Agreement, Bank shall be obliged to perform such duties and only such duties as are specifically set forth herein, and no implied duties or responsibilities shall be read or implied into this Schedule against Bank. Bank shall have no duties or obligations under this Schedule to any person or entity other than the Sellers and, without limiting the foregoing, does not assume any obligation or relationship of agency or trust under this Schedule for, or with any other person or entity.
Section 8. Third Party Beneficiary Rights. Each Seller and Bank agree that Service Provider is an intended third party beneficiary of, and entitled to rely on Sections 2, 4, 5, and 6 of this Schedule and Section 13.18 (Confidentiality) of the Agreement.

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EXHIBIT A TO
MASTER ACCOUNTS RECEIVABLE PURCHASE AGREEMENT
______________, 20__
[Bank]
[Address] Attn:
Ladies and Gentlemen:
Purchase Request
We refer to the Master Accounts Receivable Purchase Agreement, dated as of December 19, 2018 (as amended, restated, supplemented or otherwise modified from time to time, the “Purchase Agreement”),, among Zebra Technologies Europe Limited, an English private company limited by shares (“Seller A”), each affiliate of Seller A that becomes a party thereto as a seller in the sole and absolute discretion of the Bank (as hereinafter defined) (each, an “Additional Seller”; and, together with Seller A, each, a “Seller”, and collectively, the “Sellers”), Zebra Technologies Corporation, a Delaware corporation (the “Guarantor”) and MUFG Bank, Ltd., (the “Purchaser”). Terms defined in the Purchase Agreement shall have the same meaning herein as defined in such Purchase Agreement.
[Insert Name of Seller] (the “Purchase Request Seller”) hereby requests that the Purchaser purchase on _____________, 20__, the Receivables of the Purchase Request Seller set forth on Schedule A attached hereto (the “Proposed Receivables”), in accordance with, and subject to, the terms and provisions of the Purchase Agreement.
The Purchase Request Seller hereby represents and warrants to the Purchaser that the following statements are true and correct as of the applicable Purchase Date for such Proposed Receivables:

(i)	Each of the conditions precedent set forth in Section 8 of the Purchase Agreement has been satisfied or otherwise waived by the Purchaser.

(ii)
Immediately after giving effect to the purchase of such Proposed Receivables, the Total Outstanding Amount of all Purchased Receivables of all Approved Obligors as of such date will not exceed the Maximum Facility Amount.

(iii)
Immediately after giving effect to the purchase of such Proposed Receivables, the Total Outstanding Amount of all Purchased Receivables of any Approved Obligor will not exceed any applicable Approved Obligor Sublimit.

(iv)
The representations and warranties made by the Sellers in Section 9.1 of the Purchase Agreement are true and correct in all respects to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all respects on and as of such earlier date.

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(v)
The representations and warranties made by the Purchase Request Seller in Section 9.2 of the Purchase Agreement with respect to the Proposed Receivables are true and correct in all respects to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all respects on and as of such earlier date.

(vi)
The representations and warranties made by the Guarantor in Section 9.3 of the Purchase Agreement are true and correct in all respects to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all respects on and as of such earlier date.

Executed and delivered by the Purchase Request Seller as of the date first above written.
[INSERT NAME OF PURCHASE REQUEST SELLER]
By:_______________________________ Name:
Title:
Exhibit B - 2

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Schedule A to Purchase Request

	[Name of Purchase Request Seller]	Approved Obligor	Invoice Number	Invoice Amount	Invoice Date	Invoice Due Date	Maturity Date	Purchase Date
1.
2.
3.
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EXHIBIT B TO
MASTER ACCOUNTS RECEIVABLE PURCHASE AGREEMENT
______________, 20__
[Bank]
[Address] Attn:
Ladies and Gentlemen:
Servicing Report
We refer to the Master Accounts Receivable Purchase Agreement, dated as of December 19, 2018 (as amended, restated, supplemented or otherwise modified from time to time, the “Purchase Agreement”), among Zebra Technologies Europe Limited, an English private company limited by shares (“Seller A”), each affiliate of Seller A that becomes a party thereto as a seller in the sole and absolute discretion of the Purchaser (as hereinafter defined) (each, an “Additional Seller”; and, together with Seller A, each, a “Seller”, and collectively, the “Sellers”), Zebra Technologies Corporation, a Delaware corporation (the “Guarantor”) and MUFG Bank, Ltd., (the “Purchaser”). Terms defined in the Purchase Agreement shall have the same meaning herein as defined in such Purchase Agreement.
Please find attached hereto the latest Servicing Report.
Executed and delivered by [Insert name of applicable Seller] as of the date first above written.
[INSERT NAME OF SELLER]
By:
Name:
Title:
Exhibit B - 1

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[Form of Servicing Report]
Exhibit B - 2

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EXHIBIT C TO
MASTER ACCOUNTS RECEIVABLE PURCHASE AGREEMENT
______________, 20__
[Bank]
[Address] Attn:
Ladies and Gentlemen:
Reconciliation Report
We refer to the Master Accounts Receivable Purchase Agreement, dated as of December 19, 2018 (as amended, restated, supplemented or otherwise modified from time to time, the “Purchase Agreement”), among Zebra Technologies Europe Limited, an English private company limited by shares (“Seller A”), each affiliate of Seller A that becomes a party thereto as a seller in the sole and absolute discretion of the Purchaser (as hereinafter defined) (each, an “Additional Seller”; and, together with Seller A, each, a “Seller”, and collectively, the “Sellers”), Zebra Technologies Corporation, a Delaware corporation (the “Guarantor”) and MUFG Bank, Ltd., (the “Purchaser”). Terms defined in the Purchase Agreement shall have the same meaning herein as defined in such Purchase Agreement.
Please find attached hereto the latest Reconciliation Report.
Executed and delivered by [Insert name of applicable Seller] as of the date first above written.
[INSERT NAME OF SELLER]
By:
Name:
Title:
Exhibit C - 1

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[Form of Reconciliation Report]
Exhibit C - 1

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